Exhibit 10.8

Execution Version US 168351484v13 LOAN AND SECURITY AGREEMENT by and among DIRECT DIGITAL HOLDINGS, LLC. AND THE OTHER BORROWER ENTITIES IDENTIFIED HEREIN as Borrower THE SEVERAL FINANCIAL INSTITUTIONS OR ENTITIES FROM TIME TO TIME PARTIES HERETO as Lenders and SILVERPEAK CREDIT PARTNERS, LP as Agent Dated as of September 30, 2020

i US 168351484v13 TABLE OF CONTENTS SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION ............................................ 1 SECTION 2. THE LOAN ............................................................................................................. 19 SECTION 3. SECURITY INTEREST ......................................................................................... 26 SECTION 4. CONDITIONS PRECEDENT TO LOAN .............................................................. 28 SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER ................ 31 SECTION 6. INSURANCE; INDEMNIFICATION .................................................................... 36 SECTION 7. AFFIRMATIVE COVENANTS OF THE BORROWER ...................................... 38 SECTION 8. NEGATIVE COVENANTS OF THE BORROWER ............................................. 46 SECTION 9. EVENTS OF DEFAULT ........................................................................................ 49 SECTION 10. REMEDIES ........................................................................................................... 52 SECTION 11. MISCELLANEOUS ............................................................................................. 53 Table of Exhibits and Schedules Exhibit A: Secured Term Promissory Note Exhibit B: Name, Locations, and Other Information for the Borrower Exhibit C: The Borrower’s Patents, Trademarks, Copyrights and Licenses Exhibit D: The Borrower’s Deposit Accounts and Investment Accounts Exhibit E: Material Contracts Exhibit F: Compliance Certificate Exhibit G: Form of Joinder Agreement Exhibit H: Pledge and Assignment Restrictions Schedule 1A Existing Permitted Indebtedness Schedule 1B Existing Permitted Investments Schedule 1C Existing Permitted Liens Schedule 1D DDH Subsidiaries Schedule 2.1 Advance Amounts; Wire Instructions

ii US 168351484v13 Schedule 5.11 Third Party Rights to Intellectual Property Schedule 5.13 Intellectual Property Claims Schedule 5.14 Intellectual Property Litigation Schedule 5.17 Capitalization and Affiliates

1 US 168351484v13 LOAN AND SECURITY AGREEMENT THIS LOAN AND SECURITY AGREEMENT is made and dated as of September 30, 2020 and is entered into by and among DIRECT DIGITAL HOLDINGS, LLC, a Texas limited liability company (“DDH”), and each other BORROWER ENTITY (as defined herein) (DDH, together with the other Borrower Entities, collectively, the “Borrower”), the SEVERAL FINANCIAL INSTITUTIONS OR ENTITIES FROM TIME TO TIME PARTIES TO THIS AGREEMENT AS LENDERS (the “Lenders”) and SILVERPEAK CREDIT PARTNERS, LP, a Delaware limited partnership, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”). RECITALS WHEREAS, DDH is on the date hereof acquiring all of the Equity Interests of Orange 142, LLC, a Delaware limited liability company (“Orange 142”); WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a term loan in an aggregate principal amount of $12,825,000 (the “Loan”) to fund the cash portion of the purchase price being paid by DDH for such acquisition and related transaction expenses and for certain other corporate expenses; and WHEREAS, the Lenders are willing to make the Loan on the terms and conditions set forth in this Agreement. AGREEMENT NOW, THEREFORE, the Borrower, the Agent and the Lenders agree as follows: SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION 1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings: “Account Control Agreement” means, with respect to any Deposit Account of the Borrower, an agreement among the Agent, the applicable Borrower Entity and the bank at which such Deposit Account is maintained, in form and substance satisfactory to the Agent, pursuant to which the parties to such agreement acknowledge the Agent’s security interest in, and control over, such Deposit Account, as amended or modified from time to time. “Accrual Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date (or the Closing Date, in the case of the first such period) to and including the day preceding such current Payment Date. “Administration Fee” shall have the meaning specified in the Fee Letter. “Advance” means, with respect to any Lender, the portion of the Loan held by such Lender.

2 US 168351484v13 “Affiliate” means (i) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (ii) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of another Person, or (iii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. “Agent” has the meaning given to it in the preamble to this Agreement. “Agreement” means this Loan and Security Agreement, as amended from time to time. “Amortization Date” means the fifteenth (15th) day of January and July in each year beginning with January 15, 2021, or, if such date shall not be a Business Day, the immediately following Business Day. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions. “Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC. “Assignee” has the meaning given to it in Section 11.13. “Audited Financial Statements” means, (i) for any fiscal year of DDH and its Subsidiaries (being, as of the Closing Date, for the fiscal year ended December 31, 2019), the most recent audited consolidated balance sheet of DDH and its Subsidiaries and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, and (ii) for the fiscal year of Orange 142 ended December 31, 2019, the audited consolidated balance sheet of Orange 142 and its Subsidiaries and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year. “Blocked Person” means any Person: (i) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (v) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

3 US 168351484v13 “Board” shall have the meaning set forth therefor in Section 7.8. “Board Observer” shall have the meaning set forth therefor in Section 7.8. “Borrower” has the meaning given to it in the preamble to this Agreement. “Borrower Entity” means DDH; Huddled Masses LLC, a Delaware limited liability company; Colossus Media, LLC, a Delaware limited liability company; Orange 142; Universal Standards for Digital Marketing, LLC, a Delaware limited liability company; and any additional entity which hereafter joins this Agreement as a Borrower Entity pursuant to a Joinder Agreement. “Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by the Borrower or which the Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by any Borrower Entity since its respective incorporation or organization. “Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of New York are closed for business. “Cash” means all cash, cash equivalents and liquid funds. “CFC” means a “controlled foreign corporation” as defined in Section 957(a) of the Code. “Change in Control” means any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of any Borrower Entity, any sale or exchange of outstanding shares or other Equity Interests (or similar transaction or series of related transactions) of any Borrower Entity or any other transaction or series of transactions, as a result of which (i) Mark Walker and Keith Smith (together with members of their immediate families) collectively do not own a majority of the common equity interest in and more than 50% of the voting power of, and control, the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether a Borrower Entity is the surviving entity, and own and control directly or indirectly a majority of the Equity Interests in and more than 50% of the voting power of, and control, each Borrowing Entity, or (ii) any other Person or group acquires, directly or indirectly, more than 50% of the voting power, or control, of any Borrower Entity, it being understood that any change in composition of the Board of DDH as contemplated by the DDH Operating Agreement as in effect on the Closing Date shall not constitute a Change in Control. “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.7, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or

4 US 168351484v13 not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Account Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. “Claims” has the meaning given to it in Section 11.10. “Closing Date” means the date of this Agreement. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means the property described in Section 3.1. “Confidential Information” has the meaning given to it in Section 11.12. “Consolidated Cash Interest Coverage Ratio” shall mean, for any date, the ratio of Interest Expense as of such date to the EBITDA for the period ending on such date determined on a Last Twelve Months Basis. “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount (x) equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, (y) if not stated or determinable, equal to the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

5 US 168351484v13 “Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Borrower or in which the Borrower now holds or hereafter acquires any interest. “Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “DDH” has the meaning given to it in the preamble to this Agreement. “DDH Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of DDH dated September 30, 2020, as amended, modified or restated from time to time. “Default Interest Rate” shall mean the then applicable Interest Rate plus 2.00% per annum. “Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit. “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “East West Bank” shall mean East West Bank, a California state-chartered bank. “East West Credit Agreement” shall mean the Credit Agreement dated as of September 30, 2020 by and among the Borrower Entities, as borrowers, and East West Bank, as lender. “East West Loan Documents” shall mean the “Loan Documents” under and as defined in the East West Credit Agreement. “EBITDA” means, for DDH and its Subsidiaries on a consolidated basis for any period in question, the sum of (a) Net Income for such period plus (b) to the extent deducted in determining such Net Income, the sum, without duplication, of (i) Interest Expense during such period, (ii) all federal, state, local and/or foreign income taxes payable by DDH and its Subsidiaries during such period, (iii) depreciation expenses of DDH and its Subsidiaries during such period, (iv) amortization expenses of DDH and its Subsidiaries during such period, (v) management fees payable under and pursuant to the Board Services and Consulting Agreements each dated as of September 30, 2020, by and between DDH, on the one hand, and Keith Smith and Mark Walker, respectively, on the other hand (not to exceed in aggregate amount $900,000 per annum or $225,000 per quarter for purposes of this definition) and (vi) non-recurring legal, consulting expenses in an amount up to $250,000 during any 12 month period and minus (c) any extraordinary, non-recurring and/or non-cash gains or income during such period as reported in

6 US 168351484v13 the monthly and annual financials of DDH and its Subsidiaries, all determined on a consolidated basis. “Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials. “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Cure” means the cash contributions made to the Borrower in immediately available funds by one or more holders of Equity Interests therein as additional common equity contributions to the Borrower and which are designated an “Equity Cure” by the Borrower under Section 10.2 at the time contributed. “Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower or the Guarantor is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower or the Guarantor is a member. “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower

7 US 168351484v13 or any of its ERISA Affiliates from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) the occurrence of a non-exempt “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable, or (I ) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary. “Event of Default” has the meaning given to it in Section 9. “Excess Cash Flow” shall mean, with respect to any period, (i) EBITDA for such period, (ii) plus any net increase, and minus any net decrease, in working capital in such period (annualized to the extent such period is less than a full year), and (iii) minus the Excess Cash Flow Adjustment for such Payment Date, in each case as set forth in the Financial Statements delivered for such periods pursuant to Section 7.1(a) and (b). “Excess Cash Flow Adjustment” shall mean, with respect to any Amortization Date, the sum of (i) voluntary prepayments of principal of the Loan made since the preceding Amortization Date (or, in the case of the first such Amortization Date, since the Closing Date) pursuant to Section 2.4(a), (ii) capital expenditures incurred during the period for which Excess Cash Flow is measured for such Amortization Date, (iii) cash taxes and interest expense during such period, and (iv) such additional adjustments as may be approved by the Agent in its sole discretion. “Excluded Account” means any Account (including, for the avoidance of doubt, any cash, cash equivalents or other property contained therein): (i) solely to the extent, and for so long as, such Account is pledged to secure performance of obligations arising under clause (vi) of the defined term “Permitted Liens”, and whether such pledge is by escrow or otherwise, in all cases with a balance no greater than such obligations under clause (vi) of the defined term “Permitted Liens”; (ii) used exclusively for payroll, payroll taxes and other employee wage and benefit payments with a balance no greater than such payroll, payroll taxes and other employee wage and benefit payments obligations that are to be paid within any two-week period; (iii) constituting a “zero balance” Account; or (iv) consisting of a disbursement account established with a payment processor to process vendor payments so long as the average monthly balance in such account does not exceed $250,000 at any one time. “Excluded Taxes” shall mean, with respect to the Agent or any Lender, (a) franchise Taxes and Taxes imposed on or measured by net income (however denominated), in each case, (i) imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch

8 US 168351484v13 profits Taxes imposed by any jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.09(a)), any U.S. federal withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.8(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.8(a), (d) Taxes attributable to such recipient’s failure to comply with Section 2.8(e) and (e) any withholding Taxes imposed under FATCA. “Exit Fee” shall have the meaning specified in the Fee Letter. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any law, regulations, or other official guidance enacted relating to an applicable intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Fee Letter” shall mean the Fee Letter dated the date hereof between DDH and the Agent. “Financial Covenants” shall mean the covenants set forth in Section 7.2. “Financial Statements” has the meaning given to it in Section 7.1 (it being understood that references to “most recent Financial Statements,” or words to similar effect, shall mean (i) the Financial Statements relating to the quarterly or annual period most recently ended, (ii) the Audited Financial Statements for such period, if the same are available, (iii) the Reviewed Financial Statements for such period, if the same are available, but the Audited Financial Statements for such period are not yet available, and (iv) otherwise, the unaudited Financial Statements for such period). “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which DDH is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time. “GAAP Revenue” means the revenue earned by the Borrower from sales of the Borrower Products, as recognized and calculated by the Borrower in accordance with GAAP, and excluding (i) rebates, (ii) wholesaler fees, (iii) returns, (iv) chargebacks and (v) any other discounts or credits incurred, in each case to the extent not already excluded in the calculation of the Borrower’s revenue under GAAP.

9 US 168351484v13 “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantor” means each of Mark Walker and Keith Smith who, on the date hereof (after giving effect to the Orange 142 Acquisition), are collectively the majority owners, directly or indirectly, of Equity Interests in DDH. “Guaranty” means each Limited Guaranty, dated as of the date hereof, of each Guarantor. “Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law. “Huddled Masses Notes” means, collectively (i) that certain Promissory Note dated June 21, 2018, by and between HMC Operations, LLC, a Texas limited liability company and Cantu Holdings, LLC, a Delaware limited liability, in the amount of $250,000.00, with an outstanding balance of $87,500 as of the Closing Date (ii) that certain Promissory Note dated June 21, 2018, by and between HMC Operations, LLC, a Texas limited liability company, Charles Cantu, a New York resident, Kristie MacDonald, Amy Harris, Laura Ottaviano, Lisa Grisanti, Joseph Riggio, in the amount of $141,203.69, (iii) that certain Promissory Note dated June 21, 2018, by and between HMC Operations, LLC, a Texas limited liability company, and Devon White, a New York resident, in the amount of $21,990.74, and (iv) that certain Promissory Note dated June 21, 2018, by and between HMC Operations, LLC, a Texas limited liability company, and MediaMath, Inc., a Delaware corporation, in the amount of $64,814.81. “Indebtedness” means as to any Person as of any date of determination, without duplication, all of the following: (i) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business), including reimbursement and other obligations with respect to surety bonds and letters of credit, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all Contingent Obligations. “Indemnified Person” has the meaning give to it in Section 6.3. “Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Borrower Entity or Guarantor under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes. “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments

10 US 168351484v13 for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief. “Intellectual Property” means all of the Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Borrower’s applications therefor and reissues, extensions, or renewals thereof; and the Borrower’s goodwill associated with any of the foregoing, together with the Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith. “Intercreditor Agreement” shall mean the Intercreditor Agreement dated September 30, 2020 between East West and the Agent, on behalf of itself and the Lenders. “Interest Expense” means, for any period, the interest expense of DDH and its Subsidiaries for the period in question, determined on a consolidated basis and consistent with practices as of the Closing Date or otherwise in accordance with GAAP. “Interest Rate” means for any day a per annum rate of interest equal to the rate set forth as the Interest Rate in the Fee Letter. “Inventory” means “inventory” as defined in Article 9 of the UCC. “Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of any material assets of another Person, other than equipment purchases made by the Borrower as part of the operation of its business. “Joinder Agreement” means for each Qualified Subsidiary not initially a party to this Agreement, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G. “Key Employees” means Mark Walker and Keith Smith; provided that if any such Person is replaced by a successor that has been approved in writing by the Agent, then such successor shall be deemed to be a Key Employee and the replaced Person shall cease to be a Key Employee. “Last Twelve Months Basis” shall mean, with respect to any financial measurement as of any Payment Date, such measurement for the 12-month period ending on the last day of the fiscal quarter preceding such Payment Date (or, for Payment Dates occurring prior to the Payment Date in November 2021, such measurement for the fiscal quarters following the acquisition of Orange 142 by DDH and preceding such Payment Date, annualized). “Lender” has the meaning given to it in the preamble to this Agreement. “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests. “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily

11 US 168351484v13 incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest. “Liquidity” means (a) “Cash and cash equivalents,” as such term is used in the Audited Financial Statement of DDH as of December 31, 2019 and as set forth in the Borrower’s most recent Financial Statements plus (b) any amount available under the East West Credit Agreement. “Loan” means the loan made under this Agreement. “Loan Documents” means this Agreement, the Notes (if any), each Guaranty, all UCC Financing Statements, any Joinder Agreements, any Account Control Agreements, the Intercreditor Agreement, any Subordination Agreements and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated. “Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole; or (ii) the ability of the Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of the Agent or the Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or the Agent’s Liens on the Collateral or the priority of such Liens. “Material Assets” shall mean assets of the Borrower (other than inventory) which, in the aggregate in any fiscal year, shall have a value (not less than the sale price thereof) of $125,000 or more. “Material Contracts” means (i) each contract or other agreement (other than the Loan Documents), written or oral, of the Borrower involving monetary liability of or to any Person in an amount in excess of $250,000 in any fiscal year, (ii) each contract pursuant to which the Borrower expects to generate more than $250,000 in revenues in any fiscal year, (iii) each other contract or agreement (other than the Loan Documents), whether written or oral, to which the Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect; and (iv) each additional contract listed on Exhibit E hereto. “Maturity Date” means the earlier to occur of (a) the Scheduled Maturity Date and (b) the date that the Loan and other Obligations hereunder are declared due and payable following the occurrence of an Event of Default pursuant to Section 10. “Maximum Total Leverage Ratio Target” has the meaning set forth therefor in Section 7.2(b). “Maximum Rate” has the meaning set forth therefor in Section 2.2. “Minimum Consolidated Cash Interest Coverage Ratio Target” has the meaning set forth therefor in Section 7.2(c). “Minimum Liquidity Target” has the meaning set forth therefor in Section 7.2(a).

12 US 168351484v13 “Monthly Key Performance Indicators Report” shall mean a report showing, with respect to the preceding calendar month, (x) key business performance indicators including (i) new customers signed, (ii) prospective customers, (iii) current backlog/pipeline, and (iv) sell side platform, including general impressions, average daily sales and average eCPM, (y) key financial performance indicators as of the end of such month, including (i) liquidity (cash plus revolving credit facility availability), (ii) accounts receivable (balances and aging), (iii) accounts payable (balances and aging) and (iv) variance from the initial budget (covering both revenues and EBITDA, provided that variance in EBITDA shall be with respect to the second preceding calendar month rather than the preceding calendar month) and (z) such additional key performance indicators as the Agent shall reasonably request. “Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by either of the Borrower or the Guarantor or any of their ERISA Affiliates and which is covered by Title IV of ERISA. “Net Income” means the net income (or loss) of DDH and its Subsidiaries for the period in question, determined on a consolidated basis and consistent with practices as of the Closing Date or otherwise in accordance with GAAP. “Note” means a Promissory Note in substantially the form of Exhibit A. “OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control. “OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders. “Orange 142” has the meaning set forth in the recitals hereto. “Orange 142 Acquisition” means the acquisition by DDH of Orange 142 occurring on the date hereof. “Orange 142 Acquisition Agreement” means the Membership Interest Purchase and Contribution Agreement dated the date hereof by and among DDH, USDM Holdings, Leah Woolford and Orange 142. “Orange 142 Acquisition Documents” shall mean the Orange 142 Acquisition Agreement, the Amended and Restated Limited Liability Company Agreement of DDH as of the date hereof, and any other documents executed in connection with the Orange 142 Acquisition or the transactions contemplated hereby, in each case including all schedules and exhibits thereto, and in each case, as the same may from time to time be amended, modified, supplemented or restated. “Origination Fee” shall have the meaning specified in the Fee Letter. “Other Connection Taxes” shall mean, with respect to a Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party

13 US 168351484v13 to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document or sold or assigned an interest in any Loan or Loan Document). “Other Related Person” means, with respect to any Person who is an individual, any other Person related by blood or marriage to such Person. “Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, assignment, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.09(a) or (b)). “Participant Register” has the meaning given to it in Section 11.13. “Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement the Borrower now holds or hereafter acquires any interest. “Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country. “Payment Date” means the 15th day of each calendar month beginning with October 15, 2020 or, if any such date shall not be a Business Day, the immediately following Business Day. “Payment Date Statement” shall have the meaning set forth therefor in Section 2.1(d). “Permitted Acquisition” shall mean any acquisition (including by way of merger) by the Borrower of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or capital stock of another Person, in each case located entirely within the United States of America, which is conducted in accordance with the following requirements: (i) such acquisition is of a business or Person engaged in a line of business related to that of the Borrower or its Subsidiaries; (ii) if such acquisition is structured as a stock acquisition, then the Person so acquired shall either (x) become a wholly-owned Subsidiary of the Borrower or of a Subsidiary and the Borrower shall comply, or cause such Subsidiary to comply, with Section 7.13 (including without limitation entering into a Joinder Agreement) or (y) such Person shall be merged with and into a Borrower Entity (with such Borrower Entity being the surviving entity); (iii) if such acquisition is structured as the acquisition of assets, such assets shall be acquired by the Borrower, and shall be free and clear of Liens other than Permitted Liens;

14 US 168351484v13 (iv) the Borrower shall have delivered to the Agent and the Lenders not less than 15 nor more than 45 days prior to the date of such acquisition, notice of such acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business, in each case in form and substance satisfactory to the Lenders and demonstrating compliance with the covenants set forth in Section 7.2 on a pro forma basis; (v) both immediately before and after such acquisition all Financial Covenants shall be satisfied and no Default or Event of Default shall have occurred and be continuing; and (vi) the sum of the purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Borrower with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, shall not be greater than (x) $250,000 for any single acquisition or group of related acquisitions or (y) $500,000 for all such acquisitions during the term of this Agreement; provided, however, if the Borrower proposes that the purchase price of any such new acquisition be paid solely through the issuance of Equity Interests by a Borrower Entity, the Borrower shall provide notice thereof to the Agent, along with a reasonably detailed post-acquisition pro forma financial model, and if the Agent provides its written consent to such acquisition, the value thereof shall not be counted against the thresholds set forth in the foregoing clauses (x) and (y); provided further that the terms of this clause (vi) (other than this proviso) shall not be a requirement for any acquisition if at the time of such acquisition and after giving effect thereto the Borrower’s Liquidity is in excess of the product of (A) the Minimum Liquidity Target for the date nearest to the date of such acquisition multiplied by (B) 1.5. “Permitted Indebtedness” means: (i) Indebtedness of the Borrower in favor of the Lenders or the Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness incurred pursuant to the East West Credit Agreement incurred in accordance with Section 8.12 and the Intercreditor Agreement; (iii) Indebtedness existing on the Closing Date which is disclosed in, and subject to the limitations set forth in, Schedule 1A; (iv) Indebtedness of up to $200,000 outstanding at any time secured by a Lien described in clause (viii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment or Intellectual Property financed with such Indebtedness; (v) Trade Payables; (vi) reimbursement obligations in connection with trade letters of credit entered into in the ordinary course of business and, to the extent not subject to an Excluded Account, cash management services (including credit cards, debit cards and other similar instruments) that are secured by Cash and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $200,000 at any time outstanding; (vii) Indebtedness secured by a Lien described in clause (xi) of the defined term “Permitted Liens”; (viii) extensions, refinancings and renewals of any items of Permitted Indebtedness; provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Borrower or its Subsidiary, as the case may be; (ix) other unsecured Indebtedness in an amount not to exceed $200,000 in the aggregate; and (x) the Huddled Masses Notes as in effect on the Closing Date. “Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally

15 US 168351484v13 guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $250,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from current or former employees, directors, or consultants of the Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year; provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases; (iv) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Borrower’s business; (v) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this subparagraph (vi) shall not apply to Investments of the Borrower in any Subsidiary; (vi) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock or other Equity Interests of Borrower Entity pursuant to employee stock purchase plans or other similar agreements approved by the Borrower Entity’s Board of Directors (or, if not a corporation, its equivalent authorizing body); (vii) Investments consisting of travel advances in the ordinary course of business; (viii) Investments in newly-formed Subsidiaries; provided that any such Subsidiary that is or is expected to become a Qualified Subsidiary enters into a Joinder Agreement promptly after its formation by the Borrower and executes such other documents as shall be reasonably requested by the Agent; and (ix) additional Investments (including Permitted Acquisitions) that do not exceed $200,000 in the aggregate in any fiscal year if, at the time of such Investment and after giving effect thereto, the Borrower is in compliance with the covenants set forth in Section 7.2 (or, for any period prior to December 31, 2020, would be in compliance if the requirement thereunder were in effect as of the date of such Investment). “Permitted Liens” means any and all of the following: (i) Liens in favor of the Agent or the Lenders; (ii) Liens under the East West Credit Agreement and the other East West Loan Documents to the extent of Permitted Indebtedness thereunder; (iii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iv) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided that the Borrower maintains adequate reserves therefor in accordance with GAAP; (v) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of the Borrower’s business and imposed without action of such parties; (vi) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vii) Liens on deposits held in an Excluded Account; (viii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iv) of “Permitted Indebtedness”; (ix) Liens incurred in connection with Subordinated Indebtedness permitted pursuant to Section 8.2; (x) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any

16 US 168351484v13 material respect with the business of the licensor; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xii) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xiii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiv) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xv) (A) Liens on Cash securing obligations permitted under clause (vi) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases, the combination of (A) and (B) in an aggregate amount not to exceed $300,000 at any time; (xvi) sales, transfers or other dispositions of assets permitted by Section 8.4 and, in connection therewith, customary rights and restrictions contained in agreements relating to such transactions pending the completion thereof or during the term thereof, and any option or other agreement to sell, transfer, license, sublicense, lease, sublease or dispose of an asset permitted by Section 8.4, in each case, such terms being agreed to and such transactions entered into in the ordinary course of business; and (xvii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xvi) above; provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase. “Person” means any individual, sole proprietorship, partnership, joint venture, trust, estate, unincorporated organization, association, corporation, limited liability company, institution, or other legal entity or organization or any government. “Plan” shall mean an employee benefit or other plan (a) established or maintained by the Borrower, the Guarantor or any of their ERISA Affiliates during the five year period ended prior to the date of this Agreement or to which the Borrower, the Guarantor or any of their ERISA Affiliates makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and (b) that is covered by Title IV of ERISA, other than a Multiemployer Plan. “Prepayment Charge” has the meaning given to it in Section 2.4(c). “Qualified Subsidiary” means any Subsidiary of DDH which holds material assets of the type to be included in the Collateral. “Receivables” means (i) all of the Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto. “Register” has the meaning given to it in Section 11.13.

17 US 168351484v13 “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Required Lenders” means at any time, the holders of more than 66-2/3% of the sum of the aggregate unpaid principal amount of the Loans then outstanding. “Resignation Effective Date” shall have the meaning set forth therefor in Section 11.17. “Reviewed Financial Statements” means, for any fiscal year of DDH and its Subsidiaries (being, as of the Closing Date, for the fiscal year ended December 31, 2019) and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, that have been reviewed by independent accountants. “Rights to Payment” has the meaning given to it in Section 3.1. “Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions- related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (ii) any Person operating, organized or resident in a Sanctioned Country or (iii) any Person controlled by any such Person. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (ii) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom. “Scheduled Maturity Date” means September 15, 2023. “Secured Obligations” means the Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising. “Secured Parties” means the Lenders and the Agent. “Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall

18 US 168351484v13 be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Financial Covenants” has the meaning given to it in Section 10.2. “Subordinated Indebtedness” means Indebtedness that (i) is subordinated to the Secured Obligations in all respects, (ii) matures, and provides for no mandatory payments of principal until, after the Scheduled Maturity Date, (iii) is subject to standstill and other intercreditor provisions acceptable to the Agent in its sole discretion, (iv) is in amounts and on other terms and conditions satisfactory to the Agent in its sole discretion and (v) is subject to a Subordination Agreement in form and substance satisfactory to the Agent in its sole discretion. “Subordination Agreement” means any subordination agreement or other intercreditor agreement entered into by the Agent with respect to Subordinated Indebtedness pursuant to Section 8.2. “Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which a Borrower Entity owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1D hereto. “Tax Distributions” means quarterly tax distributions by DDH to its constituent members in the amount necessary to satisfy U.S. federal, state and local income tax obligations allocated to such members based on the taxable income of DDH and its Subsidiaries on a consolidated basis for such taxable year, in an aggregate amount determined in accordance with the terms of the organizational documents of DDH. DDH may make such distributions after the end of the taxable year, or make such distributions on a quarterly basis during the taxable year to reflect estimated tax obligations of the members and their direct or indirect equityholders; provided that any such quarterly distribution made to a member shall not exceed the amount of taxes actually estimated in good faith by the Borrower to be payable by such member in respect of its direct or indirect interest in DDH for such quarter. For the avoidance of doubt, Tax Distributions based on estimates shall be made on a “rolling basis” and will be trued-up at least annually. “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Total Debt” means shall mean, at any time, the total Indebtedness of the Borrower and the Subsidiaries at such time. “Total Leverage Ratio” shall mean, for any date, the ratio of Total Debt as of such date to the EBITDA for the period ending on such date determined on a Last Twelve Months Basis. “Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Borrower or in which the Borrower now holds or hereafter acquires any interest. “Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the

19 US 168351484v13 United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof. “Trade Payables” means amounts billed to the Borrower by its suppliers for goods delivered to or services performed for the Borrower in the ordinary course of business. “Transition Deposit Account” has the meaning given to it in Section 7.12. “UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. “USDM Holdings” shall mean USDM Holdings, Inc., a Texas corporation. “U.S. Person” shall mean a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “Wholly-Owned” means, as to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. Unless otherwise specified, all references in this Agreement to the “Borrower” or to “DDH and its Subsidiaries” and all similar references shall refer to such entities after giving effect to the Orange 142 Acquisition and accordingly shall include Orange 142 and its Subsidiaries. SECTION 2. THE LOAN 2.1 The Loan. (a) The Loan. Subject to the terms and conditions of this Agreement, the Lenders will severally (and not jointly) make a Loan to the Borrower in an aggregate amount equal to $12,825,000, allocated among the Lenders as set forth on Schedule 2.1 hereto, on the Closing Date.

20 US 168351484v13 (b) Interest. The principal balance of the Loan shall bear interest thereon from the Closing Date at the Interest Rate, with interest computed daily based on the actual number of days elapsed in a year consisting of 365 days, payable on each Payment Date in an amount accrued during the preceding Accrual Period and not previously paid. (c) Principal. The Borrower shall repay a portion of the outstanding Loan principal balance on each Amortization Date in an amount equal to 37.5% of Excess Cash Flow over the preceding 6 calendar months (e.g., for the Amortization Date in January 2021, over the calendar months of July 2020 through December 2020) until the Loan is paid in full. The entire remaining Loan principal balance, and all accrued but unpaid interest thereon and all other Secured Obligations hereunder, shall be due and payable on the Maturity Date. (d) Payments. No later than 10:00 a.m. New York City time on each Payment Date, the Agent shall provide a statement (each, a “Payment Date Statement”) to DDH and each of the Lenders setting forth the interest, principal and other amounts due to each Lender on such Payment Date, which Payment Date Statement shall be final, and binding upon the Lenders, absent manifest error. DDH shall be entitled to rely on each such Payment Date Statement, and no Default or Event of Default shall be deemed to occur as a result of DDH’s failure to make any payment or portion thereof due on the related Payment Date, so long as payments are timely made in accordance with the provisions of such Payment Date Statement (including prompt payment of any additional amounts required following any subsequent correction thereof). The Borrower shall make each payment (including principal of or interest on any Loan or any fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Agent or applicable Lender by wire transfer to the account for the Agent or such Lender, as applicable, specified in Schedule 2.1, or such other account or address specified by the Agent or the applicable Lender by notice to the Borrower and the Agent, and shall be deemed received only when actually received by the Agent or the Lender, as applicable, in New York, New York at such account and address. The Borrower agrees to make payments with respect to the Advance of any Lender directly to such Lender. Nevertheless, the Agent shall promptly distribute to each Lender any payments received by the Agent on behalf of such Lender. Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on the Loan or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable. The Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. (e) Exit Fee. Upon payment in full of the Loan, whether pursuant to Section 2.1(c) or by a principal prepayment pursuant to Section 2.4, the Borrower shall pay the Exit Fee to the Lenders.

21 US 168351484v13 2.2 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that the Borrower has actually paid to the Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by the Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of the Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to the Borrower. 2.3 Default Interest. Upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the Default Interest Rate. In the event that any interest or other amount is not paid when due hereunder, such delinquent interest or other amount shall bear interest thereon at the Default Interest Rate until paid. 2.4 Prepayment. (a) At its option upon at least 30 Business Days’ prior written notice to the Agent, the Borrower may prepay all or any portion of the principal balance of the Loan; provided that such prepayment is accompanied by a payment of and all accrued and unpaid interest on the amount so prepaid, together with any applicable Prepayment Charge. (b) The Borrower agrees that the Prepayment Charge is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Loan. The Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control. Notwithstanding the foregoing, the Agent and the Lenders agree to waive the Prepayment Charge if the Agent and the Lenders (in their sole and absolute discretion) agree in writing to refinance the Loan prior to the Maturity Date. (c) In connection with any optional or mandatory prepayment, including without limitation a mandatory prepayment due to a Change in Control, due to a sale of a material portion of the Borrower’s assets or due to acceleration of the Loan following an Event of Default, the Borrower shall pay to the Lenders a prepayment charge equal to the following percentages of the amount being prepaid (the “Prepayment Charge”): (i) if such prepayment is made on or before the first Payment Date after the Closing Date, 30.00% of the principal prepaid; (ii) if such prepayment is made thereafter through the second anniversary of the first Payment Date, a percentage of the principal then prepaid equal to 30.00% minus the product of 1.25% times the number of Payment Dates preceding the date of such prepayment, and if such prepayment is made after the second anniversary of the first Payment Date following the Closing Date, 0.00% of the

22 US 168351484v13 principal prepaid. There will be no Prepayment Charge in connection with required amortization payments on each Amortization Date pursuant to Section 2.1(c). (d) Promptly upon receipt thereof, at least 50% of the proceeds of any Disposition of a Material Asset (other than sale of inventory in the ordinary course of business), net of any reasonable and documented expenses incurred in connection with such Disposition, shall be applied to prepayment of the Loan. Such requirement shall be in addition to any mandatory prepayment in full in connection with a Change in Control without the consent of the Agent as restricted pursuant to Sections 8.10 and 9.9, and any restriction on any Disposition of the Borrower’s assets pursuant to Sections 8.1 and 8.4. 2.5 Notes. If so requested by any Lender by written notice to the Borrower, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Advance. 2.6 Pro Rata Treatment. Each payment (including prepayment) on account of interest or any fee payable to the Lenders and any reduction in the principal balance of the Loans shall be made pro rata according to the respective Advances of the relevant Lenders. 2.7 Reserve Requirements; Increased Costs. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or shall impose on such Lender any Taxes (other than Indemnified Taxes or the imposition of, or any increase in the rate of, any Excluded Taxes) or any other condition affecting this Agreement or the Advance made by such Lender or any participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Advance or increase the cost to any Lender of purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender, upon demand, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. A certificate from such Lender to DDH certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive in the absence of manifest error; provided, however, that no Lender shall be required to disclose any confidential or tax planning information in any such certificate. (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an

23 US 168351484v13 amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. A certificate from such Lender to DDH certifying, in reasonably specific detail, the basis for, calculation of, and amount of such reduced amount receivable shall be conclusive in the absence of manifest error; provided, however, that no Lender shall be required to disclose any confidential or tax planning information in any such certificate. (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed. 2.8 Taxes (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that, if any Borrower Entity or Guarantor shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) in the case of Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Agent and each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount so deducted or withheld to the relevant Governmental Authority in accordance with applicable law. (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

24 US 168351484v13 (c) The Borrower shall indemnify the Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Agent on behalf of itself or a Lender shall be conclusive absent manifest error. (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent. (e) Any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, to the extent it is legally entitled to do so, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower (or the Agent) to determine whether or not such Lender is subject to backup withholding or information reporting requirements. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with its obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered

25 US 168351484v13 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so. (f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.8 (including by the payment of additional amounts pursuant to this Section 2.8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.8(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.8(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.8(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (g) Each party’s obligations under this Section 2.8 shall survive any assignment of rights by, or the replacement of, any Lender or the Agent, and the repayment, satisfaction or discharge of all obligations under any Loan Document. 2.9 Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.7 or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.8, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Sections 12.7 and 12.13), all of its interests, rights and obligations under this Agreement to an eligible Assignee (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Advance of such Lender plus all fees and other amounts accrued for the account of such Lender hereunder with

26 US 168351484v13 respect thereto (including any amounts under Section 2.7); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.7 or the amounts paid pursuant to Section 2.8, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to result in amounts being payable under Section 2.8, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.7 in respect of such circumstances or event or shall waive its right to further payments under Section 2.8 in respect of such circumstances or event, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. (b) If (i) any Lender shall request compensation under Section 2.7 or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.8, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.7 or would reduce amounts payable pursuant to Section 2.8, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer. SECTION 3. SECURITY INTEREST 3.1 Grant of Security Interest. (a) As security for the prompt and complete payment when due (whether on Payment Dates, on the Maturity Date or otherwise) of all the Secured Obligations, the Borrower grants to the Agent, for the benefit of the Secured Parties, a security interest in all of the Borrower’s right, title, and interest in, to and under all of the Borrower’s property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Intellectual Property and all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (the “Rights to Payment”); (f) Inventory; (g) Investment Property; (h) Deposit Accounts; (i) Cash; (j) Goods; and all other tangible and intangible personal property of the Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, the Borrower and wherever located, and any of the Borrower’s property in the possession or under the control of the Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

27 US 168351484v13 (b) The Collateral identified pursuant to paragraph (a) above shall specifically include: (i) the Borrower’s interest in each of the Material Contracts, including all rights to payment thereunder and rights to enforcement thereof; (ii) the interests of the Borrower and the Borrower’s Qualified Subsidiaries in their Intellectual Property, including the Intellectual Property identified on Exhibit C, as amended by the Borrower from time to time pursuant to Section 7.8; (iii) all shares of common stock or other Equity Interests in each Borrower Entity’s direct Subsidiaries, if any; (iv) all Accounts and General Intangibles that consist of rights to payment for services rendered or representing proceeds from the sale, licensing or disposition of all or any part of, or rights in, the Borrower’s Equipment or Intellectual Property; (v) all Equipment owned by the Borrower and the Borrower’s Qualified Subsidiaries; (vi) the Orange 142 Acquisition Agreement and all of the Borrower’s rights and interests therein; and (vii) the Borrower’s leasehold interest in any real property. 3.2 Excluded Property. Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (a) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral, and (b) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party, to the extent identified as nonassignable on Exhibit C or Exhibit H (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9-406, 9-407 and 9-408 of the UCC). 3.3 Delivery of Collateral. All certificates or instruments representing or evidencing Collateral (other than such Collateral having an aggregate value of no more than $10,000) shall be delivered to and held by the Agent pursuant to this Agreement, shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent and, to the extent not constituting an assignment, shall be irrevocable powers of attorney coupled with an interest. Upon the occurrence of an Event of Default, the Agent shall have the right, at any time and without notice to the Borrower or any Secured Party, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Collateral.

28 US 168351484v13 3.4 Borrower Remains Liable. Notwithstanding anything in this Agreement to the contrary, (a) each of the Borrower Entities who are parties thereto shall remain liable under the Material Contracts and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent as agent of the Lenders or by the Agent as agent of the Secured Parties of any of its rights under this Agreement shall not release the Borrower from any of its duties or obligations under the Material Contracts or other agreements included in the Collateral, (c) the Agent as agent of the Lenders and the Agent as agent of the Secured Parties shall not have any obligation or liability under the Material Contracts or other agreements included in the Collateral by reason of this Agreement, and (d) neither the Agent nor any of the Lenders shall be obligated to perform any of the obligations or duties of the Borrower under the Material Contracts or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement. 3.5 Further Assurances; Financing Statements. (a) The Borrower agrees that, at any time and from time to time, it shall at the expense of the Borrower promptly authorize, execute and deliver, as applicable, all further instruments and documents and take all further action that may be necessary or desirable or that the Agent may reasonably request to maintain the perfection of the Agent’s security interest in the Collateral. Without limiting the generality of the foregoing, the Borrower shall authorize, execute and file, as applicable, such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Agent may request to perfect the assignments and security interests granted by this Agreement. (b) The Borrower and the Lenders hereby severally authorize the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower or the Secured Parties where permitted by law. A photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Agent will promptly send to the Borrower any financing or continuation statements thereto which it files without the signature of the Borrower. The Agent will promptly send the Borrower or the Secured Parties, as the case may be, the filing or recordation information with respect thereto. (c) The Borrower shall furnish to the Agent from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail. SECTION 4. CONDITIONS PRECEDENT TO LOAN The obligations of the Lenders to make the Loan hereunder are subject to the satisfaction by the Borrower of the following conditions: 4.1 Consummation of Acquisition. The Orange 142 Acquisition Agreement shall be in form and substance reasonably satisfactory to the Agent and the Lenders, all conditions to closing of the Orange 142 Acquisition set forth in the Orange 142 Acquisition Agreement shall

29 US 168351484v13 have been satisfied or waived with the consent of the Agent, the Orange 142 Acquisition shall have been consummated concurrently with the transactions contemplated hereby and DDH shall become the owner of all Equity Interests of Orange 142 concurrently with the transactions contemplated hereby, and in connection therewith the Agent and Lenders shall have received: (a) Copies of the Orange 142 Acquisition Documents certified by the Borrowers to be true and correct as of the Closing Date; (b) Evidence that the Orange 142 Acquisition shall have been consummated in accordance with the terms of the Orange 142 Acquisition Documents and in compliance in all material respects with applicable law and regulatory approvals; and (c) Evidence that the Borrower shall have received all governmental, shareholder and material third party consents and approvals necessary in connection with any aspect of the Orange 142 Acquisition. 4.2 Due Diligence. The Agent shall have completed its due diligence of the Borrower and its Subsidiaries and shall have found such due diligence to be satisfactory. 4.3 Required Financing Documents. On or prior to the Closing Date, the Borrower shall have delivered to the Agent and Lenders the following, all in form and substance reasonably satisfactory to the Agent and the Lenders: (a) executed copies of the Loan Documents, and all other documents and instruments reasonably required by the Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of the Agent with respect to all Collateral, including without limitation: (i) copies of all filings to be made under the UCC, in form for filing; (ii) copies of all filings to be made with respect to Intellectual Property, in form for filing, and (iii) stock certificates representing common stock (and any other certificated Equity Interest) of any of the Borrower’s Subsidiaries pledged hereunder, together with fully executed stock powers in blank executed by the registered owner thereof; (b) copies of the certificate of incorporation, certificate of organization or other organizational document of each Borrower Entity, as amended and/or amended and restated through the Closing Date, certified by the Secretary of State of its respective state of organization; (c) a certificate of good standing for each Borrower Entity from the Secretary of State of its respective state of organization and similar certificates from all other jurisdictions in which such Borrower Entity does business and where the failure to be qualified could have a Material Adverse Effect;

30 US 168351484v13 (d) a certificate of the secretary of each Borrower Entity as to (i) an attached copy of resolutions of such entity’s board of directors (or, for any limited liability company, comparable documentation) evidencing approval of the Loan and other transactions evidenced by the Loan Documents; (ii) an attached copy of the by-laws (or, where applicable, limited liability company operating agreement) of such entity, as amended and/or amended and restated through the Closing Date, and (iii) incumbency and signatures of officers of such entity who executed any of the Loan Documents; (e) a certificate of an officer of DDH as to accuracy of representations and warranties set forth in Section 5 and satisfaction of conditions set forth in this Section 4; (f) the Reviewed Financial Statements of each of DDH and its Subsidiaries and Orange 142 and its Subsidiaries for the fiscal year ended December 31, 2019 and the unaudited Financial Statements thereof for the each of the first two fiscal quarters of the fiscal year ending December 31, 2020; (g) all certificates of insurance and copies of each insurance policy required hereunder; (h) a legal opinion of McGuire Woods LLP, special counsel to the Borrower, as to corporate authority; due authorization, execution and delivery, enforceability, perfection of the security interest granted hereunder, absence of conflicts and such other matters with respect to the transactions hereunder or the Orange 142 Acquisition as the Agent shall reasonably request; (i) upon the reasonable request of any Lender made at least ten days prior to the Closing Date, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Closing Date; (j) such other documents as the Agent may reasonably request. 4.4 Payment of Fees and Expenses. The Agent shall have received the Origination Fee and reimbursement of the Agent’s and the Lenders’ current expenses reimbursable pursuant to this Agreement and the Fee Letter, which amounts may be deducted from the amount advanced in respect of the Loan on the Closing Date. 4.5 Compliance. All representations and warranties set forth in Section 5 shall be true and correct in all material respects as of the Closing Date, except that representations and warranties made as of a prior date shall be true and correct in all material respects as of such prior date, and the Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed on or before the Closing Date. 4.6 No Default. As of the Closing Date, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

31 US 168351484v13 SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER The Borrower represents and warrants to the Agent and the Lenders as of the date hereof and on each date thereafter until all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) are paid in full that: 5.1 Corporate Status. Each Borrower Entity and, each of its Subsidiaries (a) is duly organized, legally existing and in good standing under the laws of its state of organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing in all jurisdictions in which the nature of its business or location of its properties require such qualification or license and where the failure to be qualified or licensed could reasonably be expected to have a Material Adverse Effect. Each Borrower Entity’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by the Borrower in a written notice (including any Compliance Certificate) provided to the Agent after the Closing Date. 5.2 Collateral. The Borrower owns its interest in the Collateral (including without limitation the Material Contracts and the Intellectual Property) free of all Liens, except for Permitted Liens. Each Borrower Entity has the power and authority to grant to the Agent a Lien in the Collateral as security for the Secured Obligations. 5.3 Consents. Each Borrower Entity’s execution, delivery and performance of this Agreement and all other Loan Documents to which it is a party, including without limitation delivery of copies of the Material Contracts and other written information provided to the Agent in connection herewith, (i) have been duly authorized by all necessary corporate or limited liability company action of each Borrower Entity, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of such Borrower Entity’s certificate of incorporation, by-laws or other organizational document, or any, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject and (iv) do not violate any material contract or material agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so. 5.4 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect. 5.5 Financial Statements; No Material Adverse Effect. (a) The Reviewed Financial Statements for the fiscal year ended December 31, 2019 and, to the extent subsequently prepared, the Audited Financial Statements for each

32 US 168351484v13 subsequent fiscal year, were or will be prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and do or will fairly present in all material respects the financial condition of DDH and its Subsidiaries (or, for the period prior to the date of acquisition of Orange 142 by DDH, of Orange 142 and its Subsidiaries) as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. The unaudited consolidated balance sheet of the DDH and its Subsidiaries (or, for the period prior to the date of acquisition of Orange 142 by DDH, of Orange 142 and its Subsidiaries) and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the first two quarters of the fiscal year ending December 31, 2020 and, to the extent subsequently prepared, for each subsequent fiscal year and fiscal quarter, were or will be prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and do or will fairly present in all material respects the financial condition of DDH and its Subsidiaries (or, as applicable, of Orange 142 and its Subsidiaries) as of the date thereof and their results of operations and cash flows for the period covered thereby, subject to the absence of notes and to normal year-end audit adjustments. (b) No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred since December 31, 2019. The Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect. 5.6 Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of their respective properties, that is reasonably expected to result in a Material Adverse Effect. 5.7 Litigation. There are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower, any Subsidiary thereof or against any of their properties or revenues that (a) could reasonably be expected to be adversely determined, and, if so determined, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby. 5.8 Laws. (a) Neither DDH nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. The Borrower is not in default in any manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound. (b) Neither DDH nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of

33 US 168351484v13 1940, as amended. Neither the Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors), and not more than 25% of the value of the assets of the Borrower, or of the Borrower and its Subsidiaries on a consolidated basis, consists of margin stock. The Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither DDH nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither DDH’s nor any of its Subsidiaries’ properties or assets have been used by the Borrower or, to the Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. DDH and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted. (c) None of DDH nor any of its Subsidiaries, nor any of the DDH or any of its Subsidiaries nor any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any of their Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti- money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. 5.9 Information Correct and Current. No written information, report, financial statement, exhibit or schedule furnished, by any Borrower Entity to the Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by the Borrower to the Agent, whether prior to or after the Closing Date, shall be (i) provided in good

34 US 168351484v13 faith and based on the most current data and information available to the Borrower, and (ii) the most current of such projections provided to the Borrower’s board of directors (or equivalent governing body) (it being understood for purposes of this Section 5.9 only that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance is given that any particular projections will be realized, and that actual results may differ from the projected results). 5.10 Tax Matters. Except for those being contested in good faith with adequate reserves under GAAP or where the failure to file such Tax returns or to pay such Taxes would not reasonably be expected to have a Material Adverse Effect, (a) the Borrower has filed all U.S. federal and other material state, local and non-U.S. Tax returns that it is required to file, (b) the Borrower has duly paid or fully reserved for all Taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due, and (c) the Borrower has paid or fully reserved for any Tax assessment received by the Borrower, if any (including any taxes being contested in good faith and by appropriate proceedings). 5.11 Real Property; Intellectual Property. (a) Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (b) Except as described on Schedule 5.11, the Borrower has all material rights with respect to Intellectual Property necessary or material in the operation or conduct of its business as currently conducted and proposed to be conducted by it. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Article 9 of the UCC, the Borrower has the right, to the extent required to operate the its business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of its business as currently conducted and proposed to be conducted by it, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and the Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to its business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of the Borrower Products except customary covenants in inbound license agreements and equipment leases where the Borrower is the licensee or lessee. 5.12 Environmental Matters. Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary thereof (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) knows of any basis for any permit, license or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has or could reasonably be expected to become subject to any Environmental Liability, (d) has received notice of any claim, complaint,

35 US 168351484v13 proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrower, is threatened or contemplated) or (e) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of the Borrower or any Subsidiary. 5.13 Intellectual Property Claims. The Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to the Borrower’s business. Except as described on Schedule 5.13, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to the Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit C (as it may be updated from time to time by the Borrower pursuant to Section 7.9) is a true, correct and complete list of each of the Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which the Borrower licenses Intellectual Property from third parties, together with application or registration numbers, as applicable, owned by the Borrower or any Subsidiary. The Borrower is not in material breach of, nor has the Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to the Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder. The Borrower owns or has licenses or the right to use all Patents, registered Trademarks, and registered Copyrights (other than, in each case, any such Patents, Trademarks or Copyrights that are not, in whole or in any part, required, necessary or desirable in connection with, or otherwise applicable to, (i) the Borrower's compliance with, or the activities contemplated under, any Material Contract or other material agreement to which the Borrower is a party, (ii) the current or contemplated business activities or prospects of the Borrower or (iii) the Borrower's compliance with applicable laws, rules and regulations, or non-infringement upon third-party rights, in connection with any of the foregoing). Each of the Patents, Trademarks and Copyrights owned by the Borrower or which the Borrower licenses or otherwise has the right to use is identified on Exhibit C. 5.14 Borrower Products. Except as described on Schedule 5.14, no Intellectual Property owned by the Borrower nor any Borrower Product has been or is subject to any actual or, to the knowledge of the Borrower, threatened in writing litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates the Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of the Borrower or the Borrower Products. The Borrower has not received any written notice or claim, or, to the knowledge of the Borrower, oral notice or claim, challenging or questioning the Borrower’s ownership in any material Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to the Borrower’s knowledge, is there a reasonable basis for any such claim. Neither the Borrower’s use of its Intellectual Property nor the

36 US 168351484v13 production and sale of the Borrower Products infringes the Intellectual Property or other rights of others in any material respect. 5.15 Financial Accounts. Exhibit D, as may be updated by the Borrower in a written notice provided to the Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which the Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which the Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. 5.16 Employee Loans. Other than to the extent constituting Permitted Investments, the Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has the Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party. 5.17 Capitalization and Subsidiaries. DDH’s capitalization as of the Closing Date is set forth on Schedule 5.17 annexed hereto. The Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. The Borrower has no Affiliates other than (i) the Borrower Entities, (ii) direct and indirect owners of DDH, and (iii) Orange 142 Advertising Canada, Inc., a wholly-owned subsidiary of Orange 142 which has been, and will continue to be, inactive since its incorporation, which has and will continue to have no assets or liabilities and which will be dissolved within one month after the Closing Date. HMC Operations, LLC, a Texas corporation, was merged into DDH prior to the date hereof. 5.18 Solvency. The Borrower is Solvent. 5.19 ERISA. Neither any Borrower Entity nor any of their ERISA Affiliates maintains, makes contributions to, or has any obligations with respect to any Plans or Multiemployer Plans. No Borrower Entity is a “benefit plan investor” as defined in section 3(42) of ERISA. 5.20 Orange 142 Agreement. All representations made in the Orange 142 Acquisition Agreement by the parties thereto are true, correct and complete in all material respects. SECTION 6. INSURANCE; INDEMNIFICATION 6.1 Coverage. The Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in the Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. The Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence (which coverage may be provided in part by an umbrella policy so long as the primary commercial general liability insurance is in an amount per occurrence at least equal to the greater of $1,000,000 and any threshold amount before the umbrella coverage is applicable). The Borrower has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence

37 US 168351484v13 and $5,000,000 in the aggregate. So long as there are any Secured Obligations (other than inchoate indemnity obligations) outstanding, the Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral; provided that such insurance may be subject to standard exceptions and deductibles. 6.2 Certificates. The Borrower shall deliver to the Agent certificates of insurance that evidence the Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. The Borrower’s insurance certificate shall identify the Agent is an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that the Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of 30 days advance written notice to the Agent of cancellation (other than cancellation for non-payment of premiums, for which 10 days’ advance written notice shall be sufficient) or any other change adverse to the Agent’s interests. Any failure of the Agent to scrutinize such insurance certificates for compliance is not a waiver of any of the Agent’s rights, all of which are reserved. The Borrower shall provide the Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, the Borrower shall provide the Agent with copies of such policies and shall promptly deliver to the Agent updated insurance certificates with respect to such policies. 6.3 Indemnity. The Borrower agrees to indemnify and hold the Agent, the Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and equity holders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. The Borrower agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding any Excluded Taxes) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. In no event shall the Borrower or any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement.

38 US 168351484v13 SECTION 7. AFFIRMATIVE COVENANTS OF THE BORROWER The Borrower agrees as follows: 7.1 Financial Reports. The Borrower shall furnish to the Agent the financial statements and reports listed hereinafter (the “Financial Statements”): (a) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter (including for such purpose the last fiscal quarter of the fiscal year), unaudited interim and year-to-date financial statements of DDH and its Subsidiaries as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against the Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by DDH’s Chief Executive Officer, President or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments; as well as the most recent capitalization table for DDH, including the weighted average exercise price of employee stock options; (b) as soon as practicable (and in any event within 90 days) after the end of each fiscal year starting with the 2020 fiscal year, unqualified Audited Financial Statements of DDH and its Subsidiaries as of the end of such year (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by DDH and reasonably acceptable to the Agent, accompanied by any management report from such accountants; (c) as soon as practicable (and in any event within 45 days) after the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2020, a Compliance Certificate in the form of Exhibit F; (d) as soon as practicable (and in any event within 10 days) after the end of each calendar month, a Monthly Key Performance Indicators Report; (e) no later than 90 days after the beginning of each fiscal year beginning with the 2021 fiscal year, a consolidated plan and financial forecast for DDH and its Subsidiaries for such fiscal year (prepared on a monthly or quarterly basis) including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows. (f) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that DDH has made available to holders of its Equity Interests and copies of any regular, periodic and special reports or registration statements that the Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange; (g) promptly following request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection

39 US 168351484v13 with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them as the Agent or any Lender (through the Agent) may from time to time reasonably request; (h) within 30 days after each meeting of DDH’s board of directors, copies of all notices, minutes, consents and other materials that DDH provides to its directors in connection with such meetings, and minutes of such meeting; provided that in all cases DDH may exclude (i) information, minutes and other materials of or pertaining to any closed executive session of a board of directors meeting, (ii) any attorney-client privileged information and (iii) any information that the board of directors determines in good faith would give rise to a conflict of interest between DDH, on one hand, and the Agent or the Lenders, on the other hand; (i) financial and business projections promptly following their approval by DDH’s Board of Directors, and in any event, within 30 days after the end of DDH’s fiscal year, together with a summary of material assumptions used to prepare such forecasts, as well as budgets, operating plans and other financial information reasonably requested by the Agent; and (j) immediate notice if the Borrower or any Subsidiary has knowledge that the Borrower, or any Subsidiary or Affiliate of the Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. The Borrower shall not (without the consent of the Agent, such consent not to be unreasonably withheld or delayed), make any change in its (a) accounting policies or reporting practices, except in accordance with GAAP or (b) fiscal years or fiscal quarters. The fiscal year of the Borrower shall end on December 31. The executed Compliance Certificate may be sent via email to the Agent at trading@Silverpeak.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to trading@Silverpeak.com with a copy to SPCP_Operatons@Silverpeak.com; provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to the Agent at: 646-205-6166, attention Operations. 7.2 Financial Covenants. (a) Minimum Liquidity. The Borrower shall maintain a minimum amount of Liquidity as of the last day of each fiscal quarter identified below at least equal to the target amount of Liquidity (the “Minimum Liquidity Target”) for such day set forth in the following table: 12/31/2020 .............$1,000,000 6/30/2021 ...............$1,100,000 12/31/2021 .............$1,250,000 6/30/2022 ...............$1,350,000 12/31/2022 .............$1,500,000 Each June 30 and December 31 thereafter ................$1,500,000

40 US 168351484v13 (b) Total Leverage Ratio. The Borrower shall maintain a Total Leverage Ratio as of the last day of each fiscal quarter identified below not to exceed the applicable ratio (the “Maximum Total Leverage Ratio Target”) for such day set forth in the following table: 12/31/2020 ............... 3.00:1.00 6/30/2021 ................. 2.75:1:00 12/31/2021 ............... 2.50:1:00 6/30/2022 ................. 2.25:1:00 12/31/2022 ............... 2.00:1.00 Each June 30 and December 31 thereafter .................. 2.00:1.00 (c) Consolidated Cash Interest Coverage Ratio. The Borrower shall maintain a Consolidated Cash Interest Coverage Ratio as of the last day of each fiscal quarter at least equal to the applicable ratio set forth below (the “Minimum Consolidated Cash Interest Coverage Ratio Target”) for such day set forth in the following table: 12/31/2020 ............... 1.25:1.00 6/30/2021 ................. 1.25:1:00 12/31/2021 ............... 1.50:1:00 6/30/2022 ................. 1.75:1:00 12/31/2022 ............... 2.00:1.00 Each June 30 and December 31 thereafter .................. 2.00:1.00 (d) Method of Determination. Compliance with each of the foregoing Financial Covenants shall be determined on the basis of Financial Statements for the applicable quarter delivered pursuant to Section 7.1(a), as adjusted retroactively in the case of Financial Statements as of the end of each fiscal year based on Audited Financial Statements subsequently delivered. 7.3 Notices. The Borrower will promptly notify the Agent and each Lender of: (a) the occurrence of any Default or Event of Default; (b) the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect; (c) the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to have a Material Adverse Effect; (d) notice of any action arising under any Environmental Law or of any noncompliance by the Borrower or any Subsidiary with any Environmental Law or any

41 US 168351484v13 permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (e) any material change in accounting or financial reporting practices by the Borrower or any Subsidiary; (f) any material change in the conduct of business pursuant to any Material Contract; and (g) any other matter or development that has had or could reasonably be expected to have a Material Adverse Effect. 7.4 Preservation of Existence, Etc. Each Borrower Entity will, and will cause each of its material Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization; (b) take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. 7.5 Maintenance of Properties. Each Borrower Entity will, and will cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. 7.6 Payment of Obligations. Each Borrower Entity will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower Entity or such Subsidiary, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. 7.7 Management Rights; Inspections. The Borrower shall permit, and shall cause each Subsidiary to permit, any representative that the Agent or any Lender authorizes, including its attorneys and accountants, during normal business hours and upon not less than three Business Days’ notice, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of the Borrower and its Subsidiaries, and to discuss its affairs, finances and accounts with directors, officers, and independent public accountants, all at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than twice per fiscal year. In addition, any such representative shall have the right to meet with management and officers of the Borrower to discuss such books of account and records.

42 US 168351484v13 7.8 Board Observer. DDH shall allow one representative designated by the Agent (the “Board Observer”) to attend and observe, in a non-voting capacity, with speaking rights, all meetings of its board of directors (or the equivalent) (the “Board”). The Board shall hold meetings in accordance with DDH’s organizational documents and applicable law. The Board Observer shall receive, at the same time, and in the same form, as they are furnished to the Board, (a) notice of (i) all regular or special meetings of the Board and (ii) the adoption of any material resolutions by the Board or committee by written consent, (b) all notices, documents and information furnished to the members of the Board and (c) copies of the minutes of all such meetings; provided that in all cases DDH may exclude, and the Board Observer shall be excluded from proceedings relating to, (i) any closed executive session of a board of directors meeting, (ii) any attorney-client privileged information and (iii) any information that the Board determines in good faith would give rise to a conflict of interest between DDH, on one hand, and the Agent or the Lenders, on the other hand. 7.9 Further Assurances. The Borrower shall from time to time identify new Intellectual Property owned or leased by the Borrower and its Qualified Subsidiaries by notice to the Agent amending Exhibit C, any equity interests in Subsidiaries hereafter acquired, and any other material new assets acquired by the Borrower, and shall prepare, execute, deliver and file, upon the reasonable request of the Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, filings with the U.S. Patent and Trademark Office or U.S. Copyright Office, stock certificates and accompanying stock powers or other documents to perfect or give the highest priority to the Agent’s Lien on the Collateral. The Borrower shall from time to time procure any instruments or documents as may be reasonably requested by the Agent, and take all further action that may be necessary, or that the Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, the Borrower hereby authorizes the Agent to execute and deliver on behalf of the Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of the Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of the Borrower either in the Agent’s name or in the name of the Agent as agent and attorney-in-fact for the Borrower. The Borrower shall protect and defend the Borrower’s title to the Collateral and the Agent’s Lien thereon against all Persons claiming any interest adverse to the Borrower or the Agent other than Permitted Liens. 7.10 Collateral. The Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in the Borrower’s business or in which the Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give the Agent prompt written notice of any legal process affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property (other than Liens arising under the East West Loan Documents). The Borrower shall not agree with any Person other than the Agent or the Lenders to encumber its property, except for Permitted Liens. The Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower Entity to create, incur, assume or suffer to exist any Lien upon any of its Intellectual Property, whether now owned or hereafter acquired, to secure the Borrower’s

43 US 168351484v13 obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) the East West Loan Documents, and (d) customary restrictions on the assignment of leases, licenses and other agreements. The Borrower shall, and shall cause its Subsidiaries to, protect and defend its title to its assets from and against all Persons claiming any interest adverse to the Borrower or such Subsidiary, and the Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens; provided, however, that there shall be no Liens whatsoever on Intellectual Property other than pursuant to the East West Loan Documents), and shall give the Agent prompt written notice of any legal process affecting such Subsidiary’s assets. The Borrower shall use commercially reasonable efforts to deliver to the Agent fully-executed landlord consents and waivers from each landlord of the Borrower within 60 days following the date of this Agreement, such consents and waivers to be in form and substance reasonably acceptable to the Agent. 7.11 Taxes. Except where the failure would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries shall pay when due all U.S. federal and other material Taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Borrower, the Agent, the Lenders or the Collateral or upon the Borrower’s ownership, possession, use, operation or disposition thereof or upon the Borrower’s rents, receipts or earnings arising therefrom. The Borrower shall file, on or before the due date therefor, all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, the Borrower may contest, in good faith and by appropriate proceedings, taxes for which the Borrower maintains adequate reserves therefor in accordance with GAAP. 7.12 Deposit Accounts. Neither the Borrower nor any Qualified Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which the Agent has notice, setting forth the information included for Accounts in Exhibit D. Each Deposit Account maintained by the Borrower or any Qualified Subsidiary shall be subject to an Account Control Agreement satisfactory in form and substance satisfactory to the Agent, provided that no Account Control Agreement shall be required during the first 30 days after the Closing Date with respect to Deposit Accounts identified on Exhibit D hereto with Silicon Valley Bank, Investar Bank or JPMorgan Chase (the “Transition Deposit Accounts”). Within 30 days after the Closing Date, the Borrower or Qualified Subsidiary maintaining any Transition Deposit Account shall either (i) transfer all funds in such Transition Deposit Account to another Deposit Account then subject to an Account Control Agreement satisfactory in form and substance to the Agent and close such Transition Deposit Account or (ii) enter into an Account Control Agreement satisfactory in form and substance to the Agent with respect to such Transition Deposit Account. 7.13 Subsidiaries. The Borrower shall notify the Agent of each Subsidiary of DDH formed or acquired subsequent to the Closing Date and, within 15 days of formation or acquisition (or such later date on which such Subsidiary becomes a Qualified Subsidiary), shall cause any such Subsidiary that is a Qualified Subsidiary (other than a CFC or other entity, substantially all of the assets of which consist of equity or debt interests in one or more CFCs) to execute and deliver to the Agent a Joinder Agreement.

44 US 168351484v13 7.14 Use of Proceeds. The Borrower agrees that the proceeds of the Loans shall be used solely (a) to pay the cash portion of the purchase price payable in connection with the Orange 142 Acquisition, (b) to pay related fees and expenses in connection with this Agreement and the Orange 142 Acquisition and (c) for working capital and general corporate purposes. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions. 7.15 Compliance with Laws. (a) The Borrower shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of the Borrower’s business, except where the failure to maintain any foreign qualification in a state of the United States could not reasonably be expected to have a Material Adverse Effect. (b) Neither the Borrower nor any of its Subsidiaries shall, nor shall the Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither the Borrower nor any of its Subsidiaries shall, nor shall the Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. (c) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. (d) None of the Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of the Borrower, any agent for the Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. None of the Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

45 US 168351484v13 7.16 Environmental Matters. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, (a) comply with all Environmental Laws, (b) obtain, maintain in full force and effect and comply with any permits, licenses or approvals required for the facilities or operations of the Borrower or any of its Subsidiaries, and (c) conduct and complete any investigation, study, sampling or testing, and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and clean up all Hazardous Materials present or released at, on, in, under or from any of the facilities or real properties of the Borrower or any of its Subsidiaries. 7.17 Intellectual Property. The Borrower shall (a) protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise the Agent in writing of material infringements of its Intellectual Property; and (c) not allow any Intellectual Property material to the Borrowers’ business to be abandoned, forfeited or dedicated to the public without the Agent’s written consent. If a Borrower Entity (a) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (b) applies for any Patent or the registration of any Trademark, then the Borrower shall immediately provide written notice thereof to the Agent and shall execute such intellectual property security agreements and other documents and take such other actions as the Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of the Agent in such property. If the Borrower decides to register any Copyrights or mask works in the United States Copyright Office, the Borrower shall: (x) provide the Agent with at least 15 days prior written notice of the Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as the Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of the Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. The Borrower shall promptly provide to the Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for the Agent to perfect and maintain a first priority perfected security interest in such property. The Borrower shall be the sole owner or licensee of any such further Intellectual Property that may be relevant to the Borrower’s business. 7.18 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be 7.19 Transactions with Affiliates or Other Related Persons. The Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of the Borrower or such Subsidiary or any Other Related Person with respect thereto on terms that are less favorable to the Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction

46 US 168351484v13 from a Person who is not an Affiliate of the Borrower or such Subsidiary or an Other Related Person with respect thereto. 7.20 Material Contracts. All Material Contracts of the Borrower are identified on Exhibit E. Except as identified in Exhibit H, no material contracts of the Borrower prohibit the pledge or assignment thereof by the Borrower. SECTION 8. NEGATIVE COVENANTS OF THE BORROWER The Borrower agrees as follows: 8.1 Restricted Payments. The Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than (i) pursuant to employee, director or consultant repurchase plans or other similar agreements; provided, however, in each case (other than any such repurchase or redemption in the ordinary course of business in connection with an employee incentive plan) the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, (ii) the conversion of any of its convertible securities into other securities of the Borrower pursuant to the terms of such convertible securities or (iii) the payment of cash in lieu of fractional shares upon the conversion of any such convertible securities, not to exceed $500,000 in the aggregate; (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary may pay dividends or make distributions to the Borrower and the Borrower may make Tax Distributions to its direct and indirect equityholders; (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $250,000 in the aggregate at any one time outstanding; (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $250,000 in the aggregate, or (e) make any payments on Subordinated Debt (collectively, “Restricted Payments”) unless: (a) There shall not than be an Event of Default or Default that has occurred and is continuing, and (b) Both before and after giving effect to such Restricted Payment, (i) each of the Financial Covenants shall be satisfied and (ii) the Borrower’s Total Debt shall be less than 2.5 times its EBITDA over the preceding 12 month period reported in its most recent quarterly or annual Financial Statements. 8.2 Additional Indebtedness. The Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness (other than Permitted Indebtedness), or permit any Subsidiary so to do, unless (a) There is not then an Event of Default or Default that has occurred and is continuing; (b) Such Indebtedness constitutes Subordinated Indebtedness and matures after the Scheduled Maturity Date; and

47 US 168351484v13 (c) After giving effect to such additional Indebtedness, the Borrower’s Total Debt is less than 2.5 times its EBITDA over the preceding 12 month period as reported in its most recent quarterly or annual Financial Statements. 8.3 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens. 8.4 Dispositions. The Borrower will not, and will not permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition without the prior approval of the Agent (other than transfers or other Dispositions of Inventory in the ordinary course of business), except Dispositions which constitute: (a) Dispositions of worn-out, obsolete or surplus Equipment, whether now owned or hereafter acquired, at fair market value (to the extent determinable in a ready market therefor) in the ordinary course of business; (b) Dispositions of Equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition (net of reasonable and documented expenses incurred in connection with such Disposition) are reasonably promptly applied to the purchase price of such replacement property; (c) Dispositions of property by any Subsidiary to the Borrower or to a Wholly- Owned Subsidiary of the Borrower; (d) Dispositions permitted by Section 8.5; (e) Licenses, subleases or sublicenses or similar arrangements (including the provision of open source software under an open source license) for use of Intellectual Property granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of the Borrower and its Subsidiaries; (f) Dispositions of Intellectual Property rights that are no longer used or useful in the business of the Borrower and its Subsidiaries; (g) The discount, write-off or Disposition of accounts receivable overdue by more than 90 days or the sale of any such accounts receivable for the purpose of collection to any collection agency, in each case in the ordinary course of business; (h) Restricted Payments permitted by Section 8.1; or (i) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section; provided that the aggregate book value of all such property Disposed of in any fiscal year (other than pursuant to clauses (c), (d), (e) and (h)) shall not exceed $250,000.

48 US 168351484v13 8.5 Fundamental Changes. No Borrower Entity will, nor will it permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom: (a) any Subsidiary may merge with (i) any Borrower Entity, provided that the Borrower Entity shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries that are Qualified Subsidiaries, provided that when any Wholly-Owned Subsidiary is merging with another Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person; (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower Entity or to another Subsidiary that is a Qualified Subsidiary; provided that if the transferor in such a transaction is a Wholly- Owned Subsidiary, then the transferee shall either be the Borrower or another Wholly- Owned Subsidiary; (c) each Borrower Entity and its Subsidiaries may make Dispositions permitted by Section 8.4; (d) any Permitted Investment may be structured as a merger, consolidation or amalgamation; and (e) any Subsidiary may dissolve, liquidate or wind up its affairs or merge into another Subsidiary if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing. 8.6 Material Contracts. The Borrower will not amend, modify or waive any provision of any of the Material Contracts (other than amendments that could not reasonably be expected to result in a Material Adverse Effect or otherwise adversely affect the Agent or any of the Lenders), or assign or otherwise transfer any rights or obligations thereunder, without the consent of the Agent, and shall duly enforce the provisions thereof in accordance with their respective terms. 8.7 Investments. The Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments. 8.8 ERISA. The Borrower, the Guarantor and their ERISA Affiliates shall not have any liability under or with respect to Title IV of ERISA. 8.9 Certain Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Contractual Obligation (other than (A) this Agreement or any other Loan Document and (B) the East West Loan Documents) that, directly or indirectly, (a) limits the ability of (i) any Subsidiary to pay dividends to the Borrower or to otherwise transfer property to the Borrower, (ii) any Subsidiary to guarantee Indebtedness of the Borrower or (iii) the

49 US 168351484v13 Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Secured Obligations; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. 8.10 Corporate Changes. No Borrower Entity, nor any Subsidiary thereof, shall change its corporate name, legal form or jurisdiction of formation without 20 days’ prior written notice to the Agent. No Borrower Entity, nor any Subsidiary thereof, shall suffer a Change in Control. No Borrower Entity, nor any Subsidiary thereof, shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to the Agent; and (ii) such relocation shall be within the continental United States of America. No Borrower Entity nor any Qualified Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $500,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit B to another location described on Exhibit B) unless (i) it has provided prompt written notice to the Agent, (ii) if immediately prior to relocation the Collateral is in the United States, such relocation is within the continental United States of America and, (iii) if such relocation is to a third party bailee, and such Collateral has a value, individually or in the aggregate, in excess of $250,000, it has delivered a bailee agreement in form and substance reasonably acceptable to the Agent. 8.11 Changes in Nature of the Business. The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof. 8.12 East West Credit Agreement. The Borrower will not amend the East West Credit Agreement in any material respect (including, in particular and without limitation, the advance rate thereunder, the interest rate payable thereunder, the total facility amount or the committed portion thereof) without the consent of the Agent, nor will it borrow in excess of $1,000,000 thereunder without the consent of the Agent. 8.13 Orange 142 Acquisition Agreement. The Borrower will not amend the Orange 142 Acquisition Agreement in any manner that would result in a Material Adverse Effect or otherwise adversely affect the Agent or the Lenders without the consent of the Agent. SECTION 9. EVENTS OF DEFAULT The occurrence of any one or more of the following events shall be an “Event of Default”: 9.1 Payments. The Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of the Agent or the Lenders or the Borrower’s bank if the Borrower had the funds to make the payment when due and makes the payment within ten Business Days following the Borrower’s knowledge of such failure to pay; or 9.2 Covenants. The Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any

50 US 168351484v13 other agreement among the Borrower, the Agent and the Lenders, and (a) with respect to a default under any covenant under this Agreement (other than under Section 6, Section 7.4, Section 7.10, Section 8 or Section 11), any other Loan Document or any other agreement among the Borrower, the Agent and the Lenders, such default continues for more than 30 days (or, in the case of a breach of a Financial Covenants under Section 7.2, within 30 Business Days) after the earlier of the date on which (i) the Agent or the Lenders has given notice of such default to the Borrower, and (ii) the Borrower has actual knowledge of such default, or (b) with respect to a default under any of Section 6, Section 7.4, Section 7.10, Section 8 or Section 11, the occurrence of such default; 9.3 Representations. Any representation or warranty made by the Borrower or any Guarantor in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or 9.4 Insolvency. The Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of the Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of the Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) the Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) 60 days shall have expired after the commencement of an involuntary action against the Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of the Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) the Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against the Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) 60 days shall have expired after the appointment, without the consent or acquiescence of the Borrower, of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower without such appointment being vacated; or 9.5 Attachments; Judgments. Any portion of the Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least $250,000, and such judgment remains unsatisfied, unvacated or unstayed for a period of 30 days after the entry thereof, or the Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or 9.6 Material Contracts. The Borrower shall default in any material respect under the terms of any Material Contract; or

51 US 168351484v13 9.7 Other Obligations. (i) The Borrower or any Subsidiary shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness under the Loan Documents) having an aggregate principal amount of more than $250,000, in each case beyond the applicable grace period with respect thereto, if any; or (ii) the Borrower or any Subsidiary shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that (x) this Section 9.7 shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such documents and (y) the events described in clauses (i) and (ii) above shall not give rise to any Default or Event of Default if the nonpayment or nonperformance, as applicable, is the result of a dispute being contested in good faith by appropriate proceedings; or 9.8 Impermissible Assignment. The Borrower shall assign, or purport to assign, all or any portion of its rights and obligations under any Loan Document except as contemplated by this Agreement; or 9.9 Repudiation. The Borrower shall repudiate any Loan Document or assert that any Loan Document is not binding upon it; or 9.10 Change in Control. A Change in Control shall occur without the prior consent of the Agent; or 9.11 Key Employees. Any Key Employee shall cease to be actively employed by the Borrower or shall cease to have primary responsibility for managing the operations of the Borrower and shall not have been replaced by a successor satisfactory to the Agent within 30 days; or 9.12 Investment Company. Any Borrower Entity shall become an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or 9.13 Perfected Security Interest. The Agent shall cease to have a first priority perfected security interest (subject only to Permitted Liens) in all or any portion of the Collateral; or 9.14 Statutory Liens. The imposition of any (i) federal or state tax liens (including without limitation by the Internal Revenue Service or the Pension Benefit Guaranty Corporation) against the Borrower, or (ii) ERISA liens against the Borrower, and any such condition under clause (i) or (ii) is not cured within fifteen (15) Business Days; or

52 US 168351484v13 9.15 Change in Conduct of Business. The Borrower shall cease conducting its business as conducted on the Closing Date in any material respect. SECTION 10. REMEDIES 10.1 General. Upon and during the continuance of any one or more Events of Default, (i) the Agent may, and at the direction of the Required the Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.4, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) the Agent may, at its option, sign and file in any Borrower Entity’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, the Borrower hereby grants the Agent an irrevocable power of attorney coupled with an interest, and (iii) the Agent may notify any of the Borrower’s account debtors to make payment directly to the Agent, compromise the amount of any such account on the Borrower’s behalf and endorse the Agent’s name without recourse on any such payment for deposit directly to the Agent’s account. The Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All the Agent’s rights and remedies shall be cumulative and not exclusive. 10.2 Equity Cure. Subject to the last sentence of this Section 10.2, the Borrower may cure (and shall be deemed to have cured) an Event of Default arising out of a breach of any of the financial covenants set forth in clauses (a), (b) or (c) of Section 7.2 (the “Specified Financial Covenants”) if (i) the Borrower receives, within 15 Business Days after the date on which the Specified Financial Covenants are first required to be tested pursuant to the terms hereof, cash proceeds in an amount which, if treated as income for the preceding fiscal quarter, would result in compliance with such Specified Financial Covenants, and (ii) the Agent receives written notice from the Borrower that such payment has been made and that it is to be deemed an Equity Cure hereunder. Upon any Equity Cure of a Specified Financial Covenant, any Event of Default that occurred and is continuing from a breach of such Specified Financial Covenant shall be deemed cured with no further action required by the Agent or the Lender. An Equity Cure may not be used to cure an Event of Default more than twice in any calendar year (or be in an aggregate amount of such cash proceeds in any calendar year of more than $2,000,000), or more than four times during the term of this Agreement (including any extension thereof). 10.3 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, the Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as the Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. The Borrower agrees that any such public or private sale may occur upon 10 calendar days’ prior written notice to the

53 US 168351484v13 Borrower. The Agent may require the Borrower to assemble the Collateral and make it available to the Agent at a place designated by the Agent that is reasonably convenient to the Agent and the Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by the Agent in the following order of priorities: First, to the Agent and the Lenders in an amount sufficient to pay in full the Agent’s and the Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11; Second, to the Lenders in an amount equal to the then unpaid amount of the Secured Obligations (including principal and interest at the Default Interest Rate), in such order and priority as the Agent may choose in its sole discretion; and Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to the Borrower or its representatives or as a court of competent jurisdiction may direct. The Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC. 10.4 No Waiver. The Agent shall be under no obligation to marshal any of the Collateral for the benefit of the Borrower or any other Person, and the Borrower expressly waives all rights, if any, to require the Agent to marshal any Collateral. 10.5 Cumulative Remedies. The rights, powers and remedies of the Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of the Agent. SECTION 11. MISCELLANEOUS 11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. 11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

54 US 168351484v13 (a) If to the Agent: SILVERPEAK CREDIT PARTNERS, LP 40 West 57th Street - 29th Floor New York, NY 10019 email: trading@Silverpeak.com Telephone: 212-716-2000 (b) If to the Lenders: SILVERPEAK CREDIT LENDER LLC c/o SILVERPEAK CREDIT PARTNERS, LP 40 West 57th Street - 29th Floor New York, NY 10019 email: trading@Silverpeak.com Telephone: 212-716-2000 (c) If to any Borrower Entity: DIRECT DIGITAL HOLDINGS, LLC. 1233 West Loop South, Suite 1170 Houston, TX 77027 Attention: Keith Smith and Mark Walker email: ksmith@directdigitalholdings.com mwalker@directdigitalholdings.com Telephone: 713-540-4545 or to such other address as each party may designate for itself by like notice. 11.3 Entire Agreement; Amendments. (a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including the Agent’s letter of interest dated May 8, 2018 and related Term Sheet dated the same date). (b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and the Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required the Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default

55 US 168351484v13 or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the Scheduled Maturity Date of the Loan, extend the scheduled date of any amortization payment in respect of the Loan, or reduce the stated rate of any interest or fee payable hereunder), in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a the Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; (D) amend Section 2.6 without the consent of each Lender; or (E) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Loans. 11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. 11.5 No Waiver. The powers conferred upon the Agent and the Lenders by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon the Agent or the Lenders to exercise any such powers. No omission or delay by the Agent or the Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Borrower at any time designated, shall be a waiver of any such right or remedy to which the Agent or the Lenders is entitled, nor shall it in any way affect the right of the Agent or the Lenders to enforce such provisions thereafter. 11.6 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of the Agent and the Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3 and 11.14 shall survive the termination of this Agreement. 11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on the Borrower and its permitted assigns (if any). The Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without the Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Each Lender may (i) assign or otherwise transfer its rights hereunder and under the other Loan Documents without prior notice to the Borrower, and all of such rights shall inure to the benefit of such Lender’s successors and assigns, or (ii) grant a participation in all or a portion of its Advance to another Person. The Agent may, with notice to DDH, assign or otherwise transfer its rights and obligations hereunder and under the other Loan Documents, and all of such rights and obligations shall inure to the benefit of the Agent’s successors and assigns.

56 US 168351484v13 11.8 Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to the Agent and the Lenders in the State of New York, and shall have been accepted by the Agent and the Lenders in the State of New York. Payment to the Agent and the Lenders by the Borrower of the Secured Obligations is due in the State of New York. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCLYUDING CONFLICTS OF LAWS PRINCIPLES THAT WOULD CAUSE APPLICATION OF LAWS OF ANY OTHER JURISDICTION. 11.9 Consent to Jurisdiction and Venue. (a) the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction. (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. 11.10 Mutual Waiver of Jury Trial / Judicial Reference. (a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

57 US 168351484v13 DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE BORROWER AGAINST THE AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEES OR BY THE AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEES AGAINST THE BORROWER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10. (b) This waiver extends to all such Claims, including Claims that involve Persons other than the Agent, the Borrower and the Lenders; Claims that arise out of or are in any way connected to the relationship among the Borrower, the Agent and the Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document. 11.11 Professional Fees. The Borrower promises to pay the Agent’s and the Lenders’ fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, the Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by the Agent and the Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to the Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to the Borrower, the Collateral, the Loan Documents, including representing the Agent or the Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of the Borrower’s estate, and any appeal or review thereof. 11.12 Confidentiality. The Agent and the Lenders acknowledge that certain items of Collateral and information provided to the Agent and the Lenders by the Borrower are confidential and proprietary information of the Borrower, if and to the extent such information either (x) is marked as confidential by the Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, the Agent and the Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting the Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Borrower, except that the Agent and the Lenders may each disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and

58 US 168351484v13 other professional advisors and to its Affiliates, equity owners and investors if the Agent or any such Lender in its reasonable discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement or its own governing documents; provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over the Agent or any such Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by the Agent’s or any such Lender’s counsel; (e) to comply with any legal requirement or law applicable to the Agent or any such Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including the Agent’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of the Agent or any such Lender or any prospective such participant or assignee; provided that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of the Borrower; provided that any disclosure made in violation of this Agreement shall not affect the obligations of the Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. The Agent’s and the Lenders’ obligations under this Section 11.12 shall supersede all of their respective obligations under any nondisclosure agreement with the Borrower existing prior to the Closing Date. 11.13 Assignment of Rights. (a) The Borrower acknowledges and understands that the Agent or any Lender may sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “the Agent” or “the Lenders” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of the Agent and the Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, the Agent and the Lenders shall retain all rights, powers and remedies hereby given. No such assignment by the Agent or the Lenders shall relieve the Borrower of any of its obligations hereunder. (b) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices records of the name and address of, and the commitments of and the principal amount (and stated interest) of the Loan owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error. The Register shall be available for inspection by the Borrower or any Lender (but only with respect to any entry relating to such Lender’s commitments or Loans) at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 11.13. (c) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and

59 US 168351484v13 address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in the Loan) to any Person except to the extent that such disclosure is necessary to establish that such Loan is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining any Participant Register. (d) This Section 11.13 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions). 11.14 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against the Borrower for liquidation or reorganization, if the Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of the Borrower’s assets, or if any payment or transfer of Collateral is recovered from the Agent or the Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to the Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, the Agent, the Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to the Agent or the Lenders in Cash. 11.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. 11.16 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than the Agent, the Lenders and the Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among the Agent, the Lenders and the Borrower.

60 US 168351484v13 11.17 Agency. (a) The Lenders hereby irrevocably appoint Silverpeak Credit Partners, LP to act on their behalf as the Agent hereunder and under the other Loan Documents and authorize the Agent to take such actions on their behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. (b) The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), according to its respective Loan Advance percentages (based upon the total outstanding Loan Advances) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder. (c) The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as the Agent hereunder in its individual capacity. (d) The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not: (i) be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing; (ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lenders; provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and (iii) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained

61 US 168351484v13 by any Person serving as the Agent or any of its Affiliates in any capacity. (e) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct. (f) The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent. (g) The Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. The Agent may consult with its counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by the Agent hereunder or under any Loan Documents in accordance therewith. The Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. The Agent shall not be under any obligation to exercise any of the rights or powers granted to the Agent by this Agreement and the other Loan Documents at the request or direction of the Lenders unless the Agent shall have been provided by the Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. (h) Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

62 US 168351484v13 (i) The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments owed to the retiring Agent), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.17 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent. (j) As consideration for its services hereunder, the Agent shall be entitled to receive the Administration Fee, payable as provided in the Fee Letter. 11.18 Certain ERISA Matters (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, the Guarantor or their respective Affiliates, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loan, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class

63 US 168351484v13 exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan and this Agreement; (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loan and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loan and this Agreement satisfies the requirements of sub- sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, the Guarantor, or their respective Affiliates, that: (i) none of the Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loan and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

64 US 168351484v13 (iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loan and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loan and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (iv) no fee or other compensation is being paid directly to the Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Loan or this Agreement. (c) The Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loan and this Agreement, (ii) may recognize a gain if it extended the Loan for an amount less than the amount being paid for an interest in the Loan by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. 11.19 Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent, publicize or use (a) the other party's name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, service marks in any news or press release concerning such party; provided, however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12. 11.20 Joint and Several Liability; DDH as Agent for Borrower Entities. The Borrower Entities shall be jointly and severally liable for all obligations of the Borrower hereunder. Each Borrower Entity hereby irrevocably appoints DDH as its representative and agent for all purposes of this Agreement, with full authority to bind such Borrower Entity in full, and the Agent and Lenders shall be entitled to rely on all actions, authorizations and consents by DDH (including without limitation execution of any amendments hereto or to any other Loan Document) as binding upon each such Borrower Entity, and any notice to, or other communication with, any Borrower Entity shall be sufficiently delivered and made if delivered or made to DDH. Any reference to the “Borrower” in any representation, covenant or other provision of this Agreement shall be

65 US 168351484v13 deemed to be a representation, covenant or other provision applicable to each Borrower Entity or of the Borrower Entities taken as a whole, as the context requires. 11.21 Intercreditor Agreement. Anything herein to the contrary notwithstanding, the Liens and security interests securing the obligations evidenced by the Note, the exercise of any right or remedy with respect thereto and certain of the rights of the holder thereof are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. (SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, the Borrower Entities, the Agent and the Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written. THE BORROWER: DIRECT DIGITAL HOLDINGS, LLC Signature: Ll~12llL Print Name: Keith W. Smith Title: President ORANGE142, LLC Signature: Print Name: ~K-- Keith W. Smith Title: President HUDDLED MASSES LLC Signature: WL>[4£ ____ Print Name: Keith W. Smith Title: President COLOSSUS MEDIA, LLC Signature: ~~-- Print Name: Keith W. Smith Title: President !Signature Page to Loan and Security Agreement!

UNIVERSAL STANDARDS FOR DIGIT AL MARKETING, LLC Signature: Print Name: Title: Keith W. Smith President (Signature Page to Loan and Security Agreement(

[Signature Page to Loan and Security Agreement] Accepted and Agreed: THE AGENT: SILVERPEAK CREDIT PARTNERS, LP Signature: _______________________ Print Name: Vaibhav Kumar Title: Partner and Portfolio Manager THE LENDER: SILVERPEAK CREDIT OPPORTUNITIES AIV LP By: Silverpeak Credit Opportunities Cayman GP LP, its General Partner By: SP CO GP Ltd, its General Partner Signature: _______________________ Print Name: Vaibhav Kumar Title: Partner and Portfolio Manager

EXHIBIT A

SECURED TERM PROMISSORY NOTE

$[•],000,000 Closing Date: September 30, 2020

Scheduled Maturity Date: September 15, 2023

FOR VALUE RECEIVED, Direct Digital Holdings, LLC., a Texas limited liability company, Huddled Masses LLC, a Delaware limited liability company; Colossus Media, LLC, a Delaware limited liability company; Orange 142, LLC, a Delaware limited liability company; and Universal Standards for Digital Marketing, LLC, a Delaware limited liability company (collectively, the "**Borrower**") hereby jointly and severally promise to pay to ________, a ___________ (the "**Lender**"), at [address] or such other place of payment as the Lender, as the holder of this Secured Term Promissory Note (this "**Promissory Note**") may specify from time to time in writing, in lawful money of the United States of America, the initial principal amount of [•] Million Dollars ($[•],000,000) or such other principal amount as the Lender has advanced to the Borrower, together with interest at a rate as set forth in Section 2.1(b) of the Loan Agreement based upon a year consisting of 365 days, with interest computed daily based on the actual number of days in each Accrual Period.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated as of September [__], 2020, by and among the Borrower, the several financial institutions or entities from time to time party thereto as the Lenders, and Silverpeak Credit Partners, LP, a Delaware limited partnership (the "**Agent**") (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "**Loan Agreement**"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. The Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to the Lender and is payable in the State of New York. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of New York, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

Anything herein to the contrary notwithstanding, the Liens and security interests securing the obligations evidenced by this promissory note, the exercise of any right or remedy with respect hereto and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement, dated as of September [•], 2020 (as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time, the "**Intercreditor Agreement**"), by and between Silverpeak Credit Partners, LP (in its capacity as Agent), for and on behalf of the Silverpeak Facility Creditors and each other Silverpeak Facility Claimholder (each as defined in the Intercreditor Agreement) from time to time, and East West Bank ("**EWB**"), acting on behalf of each A/R Facility Claimholder (as defined in the Intercreditor Agreement). In the event of any

Exhibit A-1

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Exhibit A-2 US 168351484v13 conflict between the terms of the Intercreditor Agreement and this promissory note, the terms of the Intercreditor Agreement shall govern and control.

Exhibit A-3 US 168351484v13 THE BORROWER: [DIRECT DIGITAL HOLDINGS, LLC.] By: Title: [additional Borrower Entities to be added]

Exhibit B-1 US 168351484v13 EXHIBIT B NAME, LOCATIONS, AND OTHER INFORMATION FOR THE BORROWER 1. The Borrower represents and warrants to the Agent that each Borrower Entity’s current name and organizational status as of the Closing Date is as follows: (a) Name: Direct Digital Holdings, LLC Type of organization: Limited liability company State of organization: Texas Organization file number: 802960795 Its federal employer tax identification number is: 83-0662116 (b) Name: Huddled Masses LLC Type of organization: Limited liability company State of organization: Delaware Organization file number: 5240775 Its federal employer tax identification number is: 46-1386791 (c) Name: Orange142, LLC Type of organization: Limited liability company State of organization: Delaware Organization file number: 5298455 Its federal employer tax identification number is: 38-3900453 (d) Name: Universal Standards for Digital Marketing, LLC Type of organization: Limited liability company State of organization: Delaware Organization file number: 4873733 Its federal employer tax identification number is: 27-3483987 (e) Name: Colossus Media, LLC Type of organization: Limited liability company State of organization: Delaware Organization file number: 6536096 Its federal employer tax identification number is: 82-2729515

Exhibit B-2 US 168351484v13 2. Each Borrower Entity represents and warrants to the Agent as follows: (a) its fiscal year ends on December 31; (b) for five years prior to the Closing Date, it did not do business under any other name or organization or form; and (c) its chief executive office is located at: 1) Direct Digital Holdings, LLC 1233 West Loop South Suite 1170 Houston, Texas 77027 2) Huddled Masses LLC 1233 West Loop South Suite 1170 Houston, Texas 77027 3) Colossus Media, LLC 1233 West Loop South Suite 1170 Houston, Texas 77027 4) Orange142, LLC 716 Congress Avenue Suite 100 Austin, Texas 78701 5) Universal Standards for Digital Marketing, LLC 716 Congress Avenue Suite 100 Austin, Texas 78701

EXHIBIT C

THE BORROWER'S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Patents

None.

Trademarks

All of the Trademarks set forth in the table below are registered with United States Office of Patents and Trademarks as of the date indicated.

Brand	Serial No.	Filing date	Reg. No.	Reg. Date	Owner
DIGITAL GAP ANALYSIS	87169262	9/13/2016	5293106	9/19/2017	UNIVERSAL STANDARDS FOR DIGITAL MARKETING, LLC
XELLERANT	87169255	9/13/2016	5926904	12/3/2019	UNIVERSAL STANDARDS FOR DIGITAL MARKETING, LLC
USDM DIGITAL	87605508	9/12/2017	5587735	10/16/2018	UNIVERSAL STANDARDS FOR DIGITAL MARKETING, LLC
DIGITAL STRATEGY PLAYBOOK	87169266	9/13/2016	5439964	4/3/2018	UNIVERSAL STANDARDS FOR DIGITAL MARKETING, LLC
ORANGE 142	85866870	3/5/2013	4739565	5/19/2015	UNIVERSAL STANDARDS FOR DIGITAL MARKETING, LLC
EMOTIONALITY	76626204	12/23/2004	3113506	7/11/2006	UNIVERSAL STANDARDS FOR DIGITAL MARKETING, LLC

Exhibit C-1

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Exhibit C-2 US 168351484v13 USDM.NET 75940977 3/10/2000 2629853 10/8/2002 UNIVERSAL STANDARDS FOR DIGITAL MARKETING, LLC Copyrights None. License Agreements with Respect to Patents, Trademarks or Copyrights None.

EXHIBIT D

THE BORROWER'S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Institution Name and Address and Telephone Number	Account Number	Name of Account Owner
Silicon Valley Bank 2400 Hanover Street Palo Alto, CA 94306 Mbobrovich@svb.com Edonnelly@svb.com 212-905-1158	3301011590	Huddled Masses LLC
Investar Bank 7244 Perkins Road Baton Rouge, LA 70808 Kevin Tichenor (713)444-3322	4004082574	Huddled Masses LLC
Investar Bank 7244 Perkins Road Baton Rouge, LA 70808 Kevin Tichenor (713)444-3322	4004106332	Colossus Media, LLC
JPMorgan Chase PO Box 182051 Columbus OH 43218 Monique McGillen (512) 789-1330	118722799	Orange142, LLC
JPMorgan Chase PO Box 182051 Columbus OH 43218 Monique McGillen (512) 789-1330	118722799	Orange142, LLC
East West Bank 5001 Spring Valley Road Suite 825W Dallas, Texas 75244 Attention: Hamilton LaRoe	8003168161 8003168518	Direct Digital Holdings LLC Orange142, LLC

Exhibit D-1

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Exhibit E-1 US 168351484v13 EXHIBIT E MATERIAL CONTRACTS Contracts in excess of $250,000 per fiscal year (i) each contract or other agreement (other than the Loan Documents), written or oral, of the Borrower involving monetary liability of or to any Person in an amount in excess of $250,000 in any fiscal year: 1. Board Services and Consulting Agreement made as of September 30, 2020, by and between Direct Digital Holdings, LLC and Keith W. Smith 2. Board Services and Consulting Agreement made as of September 30, 2020, by and between Direct Digital Holdings, LLC and Mark Walker (ii) each contract pursuant to which the Borrower expects to generate more than $250,000 in revenues in any fiscal year: Customer: 1. Master Services Agreement, dated May 22, 2020, by and between Just Energy (U.S.) Corp. and Huddled Masses LLC a. Statement of Work effective as of June 1, 2020, by and between Just Energy (U.S.) Corp. and Huddled Masses LLC 2. Master Services Agreement dated February 4, 2019, by and between CenterPoint Energy Service Company, LLC and Huddled Masses LLC a. Amendment to Statement of Work under the terms and conditions of the Master Services Agreement, effective February 4, 2019, by and between CenterPoint Energy Services, Inc. (n/k/a Symmetry Solutions, LLC) and Huddled Masses LLC1 3. Campaign You’ve Earned It, dated July 9, 2020, by and between Visit Indy and Orange142, LLC. 4. Campaign Spring/Summer 2020, dated January 22, 2020, by and between Virginia Beach Convention & Visitors Bureau and Orange 142, LLC 5. Campaign VBCVB Summer 2020 (Recovery), dated April 28, 2020, by and between Virginia Beach Convention & Visitors Bureau and Orange 142, LLC 6. Campaign VA Beach End of Summer + Fall 2020, dated June 12, 2020, by and between Visit Virginia Beach and Orange 142, LLC 7. Digital & Traditional Advertising Updated SOW, dated January 1, 2020, by and between Visit Colorado Springs and Orange 142, LLC 1 CenterPoint Energy Service Company, LLC and CenterPoint Energy Services, Inc. are related entities.

Exhibit E-2 US 168351484v13 8. Statement of Work for Core Services, dated June 17, 2020, by and between Pigeon Forge Department of Tourism and Orange 142, LLC 9. Ongoing Marketing Services & Web Support for Revenue generation, dated January 1, 2020, by and between Emerald Isle realty and Orange 142, LLC (iii) each other contract or agreement (other than the Loan Documents), whether written or oral, to which the Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect: None. (iv) each additional contract listed on Exhibit E hereto. 1. Credit Agreement dated as of September 30, 2020 by and among the Borrower Entities, as borrowers, and East West Bank, as lender 2. The following notes: (i) that certain Promissory Note dated June 21, 2018, by and between HMC Operations, LLC, a Texas limited liability company, and Cantu Holdings, LLC, a Delaware limited liability, in the amount of $250,000.00, with an outstanding balance of $87,500 as of the Closing Date, (ii) that certain Promissory Note dated June 21, 2018, by and between HMC Operations, LLC, a Texas limited liability company, Charles Cantu, a New York resident, Kristie MacDonald, Amy Harris, Laura Ottaviano, Lisa Grisanti, Joseph Riggio, in the amount of $141,203.69, (iii) that certain Promissory Note dated June 21, 2018, by and between HMC Operations, LLC, a Texas limited liability company, and Devon White, a New York resident, in the amount of $21,990.74, and (iv) that certain Promissory Note dated June 21, 2018, by and between HMC Operations, LLC, a Texas limited liability company, and MediaMath, Inc., a Delaware corporation, in the amount of $64,814.81 3. Membership Interest Purchase and Contribution Agreement, dated as of September 30, 2020, by and among, USDM Holdings, Inc., Orange142, LLC, Direct Digital Management, LLC and Direct Digital Holdings, LLC

Exhibit F-1 US 168351484v13 EXHIBIT F COMPLIANCE CERTIFICATE Silverpeak Credit Partners, LP (as the “Agent”) 40 West 57th Street - 29th Floor New York, NY 10019 Reference is made to that certain Loan and Security Agreement dated September 30, 2020 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Direct Digital Holdings, LLC. (“DDH”) and Qualified Subsidiaries of DDH from time to time parties thereto, as borrower (collectively, the “Borrower”), the several financial institutions or entities from time to time party thereto as lenders (collectively, the “Lenders”) and Silverpeak Credit Partners, LP, as the Agent for the Lenders (the “Agent”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement. The undersigned is an Officer of DDH, knowledgeable of all of the Borrower’s financial matters, and is authorized to provide certification of information regarding the Borrower; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan $JUHHPHQWWKH%RUURZHULVLQFRPSOLDQFHIRUWKHSHULRGHQGLQJ>Ɣ@RIDOOFRYHQDQWVFRQGLWLRQV and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below. REPORTING REQUIREMENT REQUIRED CHECK IF ATTACHED Interim Financial Statements Quarterly within 60 days Audited Financial Statements FYE within 90 days The undersigned hereby also confirms [there has been no change in the depository accounts or securities accounts owned by the Borrower or its Subsidiaries from those previously disclosed to the Agent] [the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of the Borrower or the Borrower’s Subsidiaries, as applicable].

Exhibit F-2 US 168351484v13 Depository AC # Financial Institution Account Type (Depository / Securities) Last Month Ending Account Balance Purpose of Account DDH Name/Address: 1 2 3 4 5 6 7 THE OTHER BORROWER ENTITIES: Name/Address 1 2 3 4 5 6 7

US 168351484v13 Very Truly Yours, DIRECT DIGITAL HOLDINGS, LLC By: ____________________________ Name: _____________________________ Its: ____________________________

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this "**Joinder Agreement**") is made and dated as of [•], and is entered into by and between [•], a [•] corporation (the "**Subsidiary**"), and SILVERPEAK CREDIT PARTNERS, LP, a Delaware limited partnership, as Agent (the "**Agent**").

RECITALS

A. Direct Digital Holdings, LLC ("**DDH**") and Qualified Subsidiaries of DDH from time to time parties thereto, as borrower (collectively, the "**Borrower**") have entered into that certain Loan and Security Agreement dated September 30, 2020, with the several financial institutions or entities from time to time party thereto as lender (the "**Lenders**") and the Agent, as such agreement may be amended (the "**Loan Agreement**"), together with the other agreements executed and delivered in connection therewith;

B. The Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from the Borrower's execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, the Subsidiary and the Agent agree as follows:

1. The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2. By signing this Joinder Agreement, the Subsidiary shall be bound by the terms and conditions of the Loan Agreement as a Borrower Entity (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis; provided, however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, the Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [•], (b) neither the Agent nor the Lenders shall have any duties, responsibilities or obligations to the Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if the Subsidiary is covered by DDH's insurance, the Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as the Borrower satisfies the requirements of Section 7.1 of the Loan Agreement, the Subsidiary shall not have to provide the Agent with separate Financial Statements. To the extent that the Agent or the Lenders have any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to DDH and not to the Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) the Agent's providing notice to the Borrower in accordance with the Loan Agreement or as otherwise agreed among the Borrower, the Agent and the Lenders shall be deemed provided to the Subsidiary; (ii) a Lender's providing an Advance to DDH shall be deemed an Advance to the Subsidiary; and (iii) the Subsidiary shall have no right to make any demand on any Lender.

Exhibit G-1

US 168351484v13

Exhibit G-2 US 168351484v13 3. The Subsidiary agrees not to certificate its equity securities without the Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to the Agent in order to perfect the Agent’s security interest in such equity securities. 4. The Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance. 5. As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, the Subsidiary grants to the Agent (for the benefit of the Secured Parties) a security interest in all of the Subsidiary’s right, title, and interest in and to the Collateral. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

_________________________________.

By:
Name:
Title:

Address:

Telephone: ___________
email: ____________

AGENT:

SILVERPEAK CREDIT PARTNERS, LP

By:____________________________________
Name:__________________________________
Title: ___________________________________

Address:

Exhibit G-3

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EXHIBIT H

PLEDGE AND ASSIGNMENT RESTRICTIONS

The following Material Contracts contain anti-assignment provisions but such provisions are subject to Sections 9.406, 9.407 and 9.408 of the UCC:

- The consulting agreements with each of Keith Smith, Mark Walker and USDM Holdings, Inc. or any portion thereof are not assignable without the written consent of the consultant.
- Master Services Agreement, dated May 22, 2020, by and between Just Energy (U.S.) Corp. and Huddled Masses LLC
- Master Services Agreement dated February 4, 2019, by and between CenterPoint Energy Service Company, LLC and Huddled Masses LLC
- Campaign You've Earned It, dated July 9, 2020, by and between Visit Indy and Orange142, LLC
- Campaign VA Beach End of Summer + Fall 2020, dated June 12, 2020, by and between Visit Virginia Beach and Orange 142, LLC
- Campaign VBCVB Summer 2020 (Recovery), dated April 28, 2020, by and between Virginia Beach Convention & Visitors Bureau and Orange 142, LLC

Exhibit H-1

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Schedule 1A US 168351484v13 SCHEDULE 1A EXISTING PERMITTED INDEBTEDNESS None

Schedule 1B US 168351484v13 SCHEDULE 1B EXISTING PERMITTED INVESTMENTS None

Schedule 1C US 168351484v13 SCHEDULE 1C EXISTING PERMITTED LIENS Investments in Subsidiaries as described on Schedule 1D

Schedule 1D US 168351484v13 SCHEDULE 1D DDH SUBSIDIARIES 1. DDH owns 100% of the outstanding Equity Interests of each of: a. Huddled Masses LLC, a Delaware limited liability company b. Orange142, LLC, a Delaware limited liability company, which in turn owns 100% of the Equity Interests of: i. Universal Standards for Digital Marketing, LLC, a Delaware limited liability company ii. Orange 142 Advertising Canada, Inc., a Canadian corporation c. Colossus Media, LLC, a Delaware limited liability company

Schedule 2.1 US 168351484v13 SCHEDULE 2.1 ADVANCE AMOUNTS; WIRE INSTRUCTIONS Advance Amounts THE LENDERS LENDER’S INITIAL ADVANCE SILVERPEAK CREDIT OPPORTUNITIES AIV LP $12,825,000 TOTAL COMMITMENTS $12,825,000 Wire Instructions (To be separately provided)

Schedule 5.11 US 168351484v13 SCHEDULE 5.11 THIRD PARTY RIGHTS TO INTELLECTUAL PROPERTY None

Schedule 5.13 US 168351484v13 SCHEDULE 5.13 INTELLECTUAL PROPERTY CLAIMS None

Schedule 5.14 US 168351484v13 SCHEDULE 5.14 INTELLECTUAL PROPERTY LITIGATION None

SCHEDULE 5.17

CAPITALIZATION AND AFFILIATES

Name	Capital Contribution	Class A Preferred Units	Class B Preferred Units	Common Units	Percentage Share
USDM Holdings, Inc.	$16,182,814	3,500	7,046	5,637	16.5%
Direct Digital Management, LLC	6,000,000	--	--	28,545	83.5%
TOTAL	**$22,182,814**	**3,500**	**7,046**	**34,182**	**100%**

Affiliates of DDH

1. Members of Board of Managers: Keith Smith, Mark Walker and Leah Woolford

2. Officers of DDH:

   Mark Walker: CEO

   Kevin W. Smith: President

   Leah Woolford: member of Board of Managers and Advisor

Schedule 5.17

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